Exhibit 10.3



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                           PURCHASE AND SALE AGREEMENT

                           DATED AS OF AUGUST 15, 2005

                                     BETWEEN

                      RIO VISTA OPERATING PARTNERSHIP L.P.

                                       AND

                      TRANSMONTAIGNE PRODUCT SERVICES INC.


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

                                            TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  SECTION 1.1.    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE II  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  SECTION 2.1.    Purchase and Sale of the Assets and Shares. . . . . . . . . . . . . . . . . . . .    12
  SECTION 2.2.    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  SECTION 2.3.    Deliveries to Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  SECTION 2.4.    Deliveries to Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  SECTION 2.5.    Proceedings at Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE III  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  SECTION 3.1.    Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  SECTION 3.2.    Payment of Consideration and Transfer of Assets and Delivery of Shares
                    at Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  SECTION 3.3.    Allocation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . . . . . . . . . . . . . .    16
  SECTION 4.1.    Organization; Power and Authority . . . . . . . . . . . . . . . . . . . . . . . .    16
  SECTION 4.2.    Authorizations; Execution and Validity. . . . . . . . . . . . . . . . . . . . . .    16
  SECTION 4.3.    No Conflicts; Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  SECTION 4.4.    Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  SECTION 4.5.    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  SECTION 4.6.    Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  SECTION 4.7.    Litigation; Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  SECTION 4.8.    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  SECTION 4.9.    Employee and Benefit Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .    19
  SECTION 4.10.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  SECTION 4.11.   Title to Assets and Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  SECTION 4.12.   Assigned Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  SECTION 4.13.   Bank Accounts; Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . .    21
  SECTION 4.14.   Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
  SECTION 4.15.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
  SECTION 4.16.   Permits; Compliance with Applicable Law . . . . . . . . . . . . . . . . . . . . .    22
  SECTION 4.17.   Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
  SECTION 4.18.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  SECTION 4.19.   Ownership of Mexican Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  SECTION 4.20.   Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . . . . . . . . .    24
  SECTION 5.1.    Organization; Power and Authority . . . . . . . . . . . . . . . . . . . . . . . .    24
  SECTION 5.2.    Authorizations; Execution and Validity. . . . . . . . . . . . . . . . . . . . . .    24
  SECTION 5.3.    No Conflicts; Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  SECTION 5.4.    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  SECTION 5.5.    Investment Intent; Sophisticated Buyer. . . . . . . . . . . . . . . . . . . . . .    25


                                        i

  SECTION 5.6.    Financial Ability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  SECTION 5.7.    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  SECTION 5.8.    Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

ARTICLE VI  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  SECTION 6.1.    Covenants of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
  SECTION 6.2.    Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
  SECTION 6.3.    Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE VII  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  SECTION 7.1.    Preparation and Filing of Tax Returns . . . . . . . . . . . . . . . . . . . . . .    37
  SECTION 7.2.    Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
  SECTION 7.3.    Seller's Tax Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  SECTION 7.4.    Buyer's Tax Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  SECTION 7.5.    Tax Indemnification Procedures. . . . . . . . . . . . . . . . . . . . . . . . . .    39

ARTICLE VIII  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION. . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.1.    Accuracy of Representations and Warranties. . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.2.    Performance of Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.3.    Officers' Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.4.    No Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.5.    Certified Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.6.    Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.7.    Unitholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.8.    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.9.    Liens and Secured Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  SECTION 8.10.   PMI Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.11.   Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.12.   Authorization to Assign . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  SECTION 8.13.   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
  SECTION 8.14.   Business Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
  SECTION 8.15.   POM Mexican Permit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.16.   Tergas Environmental Permit . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.17.   Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.18.   Concurrent Closing with Penn. . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  SECTION 8.19.   No Change in Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

ARTICLE IX  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.1.    Accuracy of Representations and Warranties. . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.2.    Performance of Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.3.    Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.4.    No Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.5.    Certified Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.6.    Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  SECTION 9.7.    No Change in Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  SECTION 9.8.    Unitholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45


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
ARTICLE X  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
  SECTION 10.1.   Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
  SECTION 10.2.   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

ARTICLE XI  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  SECTION 11.1.   Seller Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  SECTION 11.2.   Buyer Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  SECTION 11.3.   Indemnification Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
  SECTION 11.4.   Limits on Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
  SECTION 11.5.   Certain Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
  SECTION 11.6.   Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

ARTICLE XII  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  SECTION 12.1.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  SECTION 12.2.   Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  SECTION 12.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
  SECTION 12.4.   Successors and Assigns; Parties in Interest . . . . . . . . . . . . . . . . . . .    49
  SECTION 12.5.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  SECTION 12.6.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
  SECTION 12.7.   Governing Law, Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . .    50
  SECTION 12.8.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
  SECTION 12.9.   Release of Information; Confidentiality . . . . . . . . . . . . . . . . . . . . .    50
  SECTION 12.10.  Joint and Several . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
  SECTION 12.11.  Certain Construction Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
  SECTION 12.12.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
  SECTION 12.13.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51


EXHIBITS
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A    - Seller's Approvals and Consents
B    - General Assignment, Conveyance and Bill of Sale
         Annex 1 - Fee Properties
         Annex 2 - Leases
         Annex 3 - Improvements
         Annex 4 - Easements
         Annex 5 - Personal Property
         Annex 6 - Assigned Contracts
         Annex 7 - Permits
C    - Assumption Agreement
D-1  - Promissory Note
D-2  - Security Agreement

SCHEDULES
---------

1.1(a)     - Seller's Individuals with Knowledge
1.1(b)     - Mexican Assets/Permits
1.1(c)     - List of Note Holders
3.1        - Calculation of Inter-Company Debt and Net Working Capital
4.3        - Seller's and Companies' Conflicts/Consents
4.6        - Balance Sheets
4.7        - Litigation; Orders
4.8        - Environmental Matters
4.9(a)     - Business Employees
4.9(b)     - Employee Matters
4.9(c)     - Seller Plans
4.10       - Taxes
4.12       - Assigned Contracts
4.13       - Bank Accounts and Powers of Attorney
4.15       - Insurance
4.16       - Permits and Mexican Permits/Compliance
4.17       - Certain Changes
4.18       - Fees
4.19       - Ownership of Mexican Assets
5.3        - Buyer's Conflicts/Consents
6.3(e)(i)  - Minimum Requirement
6.3(g)     - Easements and Rights-of-Way
8.8-A      - BND Assignment of Lease for Lease No.2823
8.8-B      - BND Assignment of Lease for Lease No.3165
8.8-C      - BND Assignment of Lease for Lease No. 3154

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT, dated as of August 15, 2005 (this "Agreement"), is entered into by and between RIO VISTA OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Rio"), PENN OCTANE INTERNATIONAL, LLC, a Delaware limited liability company ("International") (Rio and International being herein sometimes collectively referred to as "Seller"), and TRANSMONTAIGNE PRODUCT SERVICES INC. ("Buyer"). Buyer and Seller may be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS

     Seller is the owner of various leases, pipelines, terminals, contracts and other assets used by Seller in the purchase, transportation, marketing and sale of LPG, all of such leases, pipelines, terminals, contracts and other assets being more particularly described in the following provisions of this Agreement and collectively defined as the "Assets".

     Seller is also the wholly owned subsidiary of Rio Vista Energy Partners L.P. ("RVEP"), an Affiliate of Penn Octane Corporation ("Penn"), which, in turn, has concurrently executed a Purchase and Sale Agreement with Buyer for the acquisition by Buyer of various leases, contracts, a pumping station and other assets used in the purchase, transportation, marketing and sale of LPG .

     Seller also owns all of the Equity Interests (defined below) in Penn Octane de Mexico, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("POM"), and Termatsal S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("Termatsal"). Likewise, Seller has in place certain corporate and contractual arrangements based on which it has certain rights for indirect control of Tergas, S.A. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) duly incorporated and existing under the laws of Mexico ("Tergas"), which is owned by certain individuals of Mexican nationality (the "Individual Tergas Owners") (all of such Equity Interests in POM, Termatsal and Tergas being herein collectively referred to as the "Shares"). POM, Termatsal and Tergas are herein collectively referred to as the "Companies."

     It is the intent of the Parties hereto that the Closing of the transaction contemplated by this Agreement is specifically contingent upon the concurrent Closing of the transaction contemplated in the Purchase and Sale Agreement between Penn and Buyer.

     Buyer desires to purchase from Seller, and Seller is willing to sell to Buyer, (i) the Assets and (ii) the Shares of the Companies, as further described in this Agreement.

     Seller as owner of the Companies, is in a position to exercise its contractual option to acquire 100% of Tergas from the Individual Tergas Owners as part of the transaction contemplated herein.

     NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION  1.1.     CERTAIN  DEFINITIONS.
                       --------------------
               As used in this Agreement, the terms set forth below shall have the following respective meanings:

     "Actively Employed" means that the individual is an employee of Seller, RVEP or any of the Companies on the day immediately prior to the Closing Date and on the Closing Date either such individual is performing his or her regular occupation for his or her employer (either at such employer's usual places of business or at some location to which such employer's business requires the employee to travel) or is on a previously scheduled and approved time-off, or such other leave of absence that would not have prevented such employee (if he or she had become a U.S. Continuing Employee as of the Closing Date) from receiving immediate coverage as of the Closing Date under the welfare benefit plans maintained by the Buyer Employer that will be provided to U.S. Continuing Employees as of the Closing Date.

     "Adverse Claim" means, with respect to any security or other financial instrument, an "adverse claim" as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of Texas.

      "Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement"  has  the  meaning  given  in  the  Preamble.

     "Assets" means the following assets of Rio, other than the Retained Assets:

          (a) all real property held in fee by Rio or RVEP used in the Business in the United States consisting of those described on Annex 1 to the General Assignment (collectively, the "Fee Properties");

          (b) all leases of real property (excluding the four executive offices located in Houston, Texas, Seal Beach, California, El Segundo,
California, and Palm Desert, California and all furniture, fixtures and equipment located therein) used in the conduct of the Business in the United States including, without limitation, those described on Annex 2 to the General Assignment (collectively, the "Leases");

          (c)     the  PMI  Contract;

          (d) all structures, fixtures, facilities, pipelines, tanks, terminals, racks, pumping facilities and appurtenances located on or under the real property described in clauses (a) and (b) above including those described on Annex 3 to the General Assignment (collectively, the "Improvements");

          (e) all easements, rights of way, property use agreements, line rights and real property licenses (including right-of-way Permits from railroads and road crossing Permits or other right of way Permits from Governmental Authorities) held by Rio or RVEP in connection with the conduct of the Business in the United States including, without limitation, those described on Annex 4 to the General Assignment (the "Easements");

          (f) to the extent the same do not constitute Improvements, any and all fittings, cathodic protection ground beds, rectifiers, local supervisory control software (SCADA), machinery, equipment, pumps, engines, pipes, valves, connections, gates, computer hardware and all other tangible personal property used in the Business including those described on Annex 5 to the General Assignment (the "Personal Property");

          (g) the contracts and agreements related to the sale, purchase, marketing, transportation and storage of LPG in connection with the Business (including the PMI Contract) and any leases of personal property to which Rio, RVEP or any of the Companies is a party and that are described on Annex 6 to the General Assignment (the "Assigned Contracts");

          (h) all permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted by any Governmental Authorities or third Persons to Rio or RVEP, or its predecessors in interest for the ownership or conduct of the Business in the United States, in each case to the extent the same are assignable by Seller including those listed on Annex 7 to the General Assignment (the "Permits");

          (i) all LPG and any other hydrocarbons (in whatever physical state) owned by Rio, RVEP or any of the Companies in connection with the Business (including any of the same classified as inventory ) and whether located in storage facilities, pipelines, or other facilities or structures owned or leased by Rio, RVEP or any of the Companies or other Persons;

          (j) all books, records and documents relating to the ownership or operation of the Business, Assets or the Companies (other than medical records of employees or medical records of independent contractors of Rio or the Companies for which written consent of the applicable employee or independent contractor to the release of such records is not obtained), including all contract, tax, financial, technical, insurance (past and present), pipeline, right of way, system mapping, engineering, environmental, safety and permitting records, information and files (the "Books and Records); excluding, however the records which will be retained by Seller (the "Retained Records"), which shall consist of (i) corporate records of Seller not directly related to the operation of the Assets or Business, (ii) records necessary for Seller's continued operations following the Closing and (iii) copies of any records required in connection with preparation of any Tax Returns required to be filed by Seller or Seller's Affiliates.

          (k) all deposits and all service charges, utility bills and other goods or services prepaid by Rio, RVEP or any of the Companies in connection with the Business;

          (l) all claims, causes of action, rights and remedies arising out of the conduct of the Business or the ownership of the Assets or Companies; and

          (m) all patents and patent applications, and other intellectual property rights, United States or foreign, owned or licensed by Rio, RVEP or any of the Companies and used in the conduct of the Business (provided, however, that the Assets shall not include trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications technology, know-how, and processes utilized or owned by Seller)

     "Assigned Contracts" has the meaning given in the subsection (g) of the definition of Assets.

     "Assumed Liabilities" means the liabilities, obligations or Losses that occur, and require payment, performance or resolution, as a result of and in the course of operation of the Business, the Assets and the Mexican Assets by Buyer or the Companies during the period on or after the Closing Date, including the Inter-Company Debt.

     "Assumption  Agreement"  has  the  meaning  given  in  Section  2.4(b).

     "Balance  Sheets"  has  the  meaning  given  in  Section  4.6.

     "Basket  Amount"  has  the  meaning  given  in  Section  11.4(a).

     "Benefit Plan" means: (a) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, (b) each plan that would be an employee benefit plan if it was subject to ERISA, such as foreign plans and plans for directors, (c) each stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and (d) each bonus, deferred compensation, incentive compensation, vacation or supplemental income plan, policy or arrangement.

     "BND"  shall  mean  the  Brownsville  Navigation  District.

     "Books and Records" has the meaning given in subsection (j) of the definition of Assets.

     "Business" shall mean the business currently or historically conducted by Rio, RVEP or any of the Companies with respect to and including the Owned Pipelines, the PMI Contract, the Companies and the Mexican Assets, and the purchase, transportation, storage and marketing of LPG.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in Texas are authorized or required by Law to remain closed.

     "Business Employees" means the International Business Employees and the U.S. Business Employees and excluding any employees of Seller who occupy management positions or administrative positions and who work in any of the Sellers four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, or Palm Desert, California.

     "Buyer"  has  the  meaning  given  in  the  Preamble.

     "Buyer Confidentiality Agreement" means that certain letter agreement, dated as of June 6, 2005, by and between Rio and Buyer.

     "Buyer  Employer"  has  the  meaning  given  in  Section  6.3(h)(i).

     "Closing"  has  the  meaning  given  in  Section  2.2.

     "Closing  Date"  has  the  meaning  given  in  Section  2.2.

     "Closing Effective Time" means 7:00 a.m., central daylight time, on the Closing Date.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Collateral"  has  the  meaning  given  in  Section  3.1(d).

     "Company" means any of POM, Termatsal or Tergas, and "Companies" shall mean all of them.

     "Contract" means any written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy including any partnership, joint venture or operating agreement, any contract or agreement that grants a right of first refusal or right of first negotiation or other preferential right to a third party, any contract or agreement containing covenants limiting the freedom to engage in any line of business or to compete with any Person, any collective bargaining agreement, any employment, personal services, consulting, severance or similar agreement for any employees of Seller or the Companies, including, without limitation, the Assigned Contracts and the PMI Contract.

     "Deficiency Amount" means the difference between the Minimum Requirement and actual LPG inventory comprising the Assets at the Closing Effective Time as determined pursuant to Schedule 6.3(e)(i) in conjunction with the Purchase and Sale Agreement between Buyer and Penn.

     "Easements" has the meaning given in the subsection (e) of the definition of Assets.

     "Encumbrances" means any security interest, pledge, mortgage, lien (statutory or otherwise), charge, encumbrance, trust, Adverse Claim, preferential arrangement or restriction of any kind, including any restriction on the use, transfer, or other exercise of any attributes of ownership.

     "Environmental  Audit"  has  the  meaning  given  in  Section  6.3(f)(i).

     "Environmental  Condition"  means:

     (a) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any properties or the environment in alleged violation of any Environmental Laws;

     (b) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any property or the environment that results in any Losses;

     (c) any proceedings or investigatory, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened in writing, instituted, or completed against or in respect to any properties or any use or activity on any properties pursuant to any applicable Environmental Laws relating to Hazardous Materials or alleged violation of Environmental Laws;

     (d) the presence (or any Release) of a Hazardous Material from, in, on, under or onto any properties or the environment resulting in a Material Adverse Effect; or

     (e) any alleged violation of Environmental Laws that occurred prior to the Closing Date.

     "Environmental Laws" means any Law or Order relating to protection of the environment, including, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential Release or regarding the manufacture, processing, production, gathering, transportation, generation, use, treatment, or storage of any Hazardous Materials.

     "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting or certificated or non-certificated), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, or the right to vote in the decisions of such partnership, excluding debt securities convertible or exchangeable into such equity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first Person, or that is a member of the same "controlled group" as the first Person pursuant to Section 4001(a)(14) of ERISA.

     "Escrow Agent" means Stewart Title Company of Cameron County, Texas , 955 Paredes Line Road, Brownsville, Texas 78521.

     "Fee Properties" has the meaning given in the subsection (a) of the definition of Assets.

     "General  Conveyance"  has  the  meaning  given  in  Section  2.3(a).

     "Governmental Authority" means any U.S. or Mexico federal, state, provincial or local government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

     "Hazardous Materials" means any substance, whether solid, liquid, gaseous, or any combination of the foregoing or any other substance not expressly mentioned herein: (a) that is listed, defined, or regulated as a "hazardous material," "hazardous waste," "solid waste," "hazardous substance," "toxic substance," "contaminant," or "pollutant" or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws or otherwise prohibited, limited or regulated under any Environmental Laws; (b) that is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, or explosive or radioactive materials, and (c) that is or contains petroleum hydrocarbons, petroleum products, natural gas, crude oil, or any components, fractions, or derivatives thereof.

     "Hire  Date"  has  the  meaning  given  in  Section  6.3(h)(i).

     "Idled Tank" means that tank consisting of a disassembled 15,000-barrel sphere currently located at the Mexican Terminal Site.

     "Improvements" has the meaning given in the subsection (d) of the definition of Assets.

     "Indemnified  Party"  has  the  meaning  given  in  Section  11.3.

     "Indemnifying  Party"  has  the  meaning  given  in  Section  11.3.

     "Individual  Tergas  Owners"  has  the  meaning  given  in  the  Recitals.

     "Inter-Company Debt" means any indebtedness for money owing by the Companies to Seller or any of its Affiliates as reflected on Schedule 3.1.

     "International Business Employee" means any individual who is an employee of Seller, RVEP or any of the Companies and who is principally employed in Mexico in connection with the Business.

     "Knowledge" means with respect to Seller, the actual knowledge after due inquiry of any of the individuals specified on Schedule 1.1(a).

     "Law" means any U.S. or Mexico federal, state, provincial or local law, statute, rule, ordinance, code or regulation.

     "Leases" has the meaning given in the subsection (b) of the definition of Assets.

     "Legal Proceeding" means any judicial, administrative or arbitral action, suit, investigation or proceeding (public or private) by or before any U.S. or Mexico court or other Governmental Authority.

     "Lenders"  means  those  note  holders  described  in  Schedule  1.1(c).

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, attachment, levy or other similar encumbrance.

     "Losses" means claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs and expenses.

     "LPG"  means  liquefied  petroleum  gas.

     "LPG  Tanks"  has  the  meaning  given  in  Section  3.1(d)(ii).

     "Material Adverse Effect" means any condition, circumstance, event or effect that would be material and adverse to the operation or condition (financial or otherwise) of the Business, the Assets, the Companies or the financial condition of Seller including any casualty loss to, or taking through an eminent domain procedure of any of the Assets, in an amount of $50,000.00 or more.

     "Materiality  Requirement"  has  the  meaning  given  in  Section  11.4(d).

     "Mexican Assets" means any sort of assets, facilities, goods or rights owned or otherwise to which the Companies may have a real property right or other rights in Mexico, tangible or intangible, including those assets, Mexican Permits and concessions, and real estate property and facilities, including, without limitation, the Idled Tank, the Mexican Right of Way, the Mexican
Terminal  Site,  and  the  Owned  Pipelines,  all  as listed in Schedule 1.1(b).

     "Mexican Permits" means all permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted by any Mexican Governmental Authorities or third Persons to Rio, RVEP, the Companies or their respective predecessors in interest for the ownership or conduct of the Business in Mexico, including those listed Schedule 1.1(b).

     "Mexican Right of Way" means any and all easements, real estate rights, surface occupation rights, leases of any of the Companies for the construction and operation of the LPG terminal and transportation pipelines in Mexico by the Companies.

     "Mexican Terminal Site" means the plot of land and associated equipment and improvements owned by Termatsal, where the LPG or other petroleum products are stored, which is located at Carretera Sendero Nacional Km. 9, desviacion Carretera La Risita-Lucio Blanco Km. 3.4 desviacion brecha 22 s/n (a 500 metros), Ejido La Gloria, C.P. 87560, Matamoros, Tamaulips, Mexico.

     "Minimum  Requirement"  has  the  meaning  given  in  Section  6.3(e)(i).

     "Order" means any order, judgment, injunction, ruling, or decree of any U.S. or Mexico court or other Governmental Authority.

     "Owned Pipelines" means the approximately 23-mile 6-inch and 8-inch pipelines and associated equipment and improvements connecting the terminal facility owned by Rio in Brownsville, Texas to the Mexican Terminal Site

     "Party"  or  "Parties"  has  the  meaning  given  in  the  Preamble.

     "Penn"  has  the  meaning  given  in  the  Recitals.

     "Permits" has the meaning given in the subsection (h) of the definition of Assets.

     "Permitted Encumbrances" shall mean, with respect to or upon any of the Assets, any Liens, caveats, claims, rights (including rights of Governmental Authorities), reservations, exceptions, easements, rights of way, conditions, restrictions (including restrictive covenants and zoning and land use restrictions imposed by applicable laws, regulations and ordinances), leases, licenses and other similar title exceptions or other imperfections of title, restrictions or encumbrances affecting such Assets that were not incurred in the borrowing of money and, individually and in the aggregate, are not expected to have a Material Adverse Effect or materially interfere with the use of the Assets in the ordinary conduct of the Business.

     "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or economic unit, Governmental Authority, government instrumentality or other entity of any kind.

     "Petroleum  Tanks"  has  the  meaning  given  in  Section  3.1(d)(i).

     "PMI" means P.M.I. Trading Limited, a corporation organized under the Laws of Ireland, having the administration of its business and place of address in Mexico City, Mexico.

     "PMI Contract" means the Matamoros LPG Mix Purchase and Sales Agreement, dated June 4, 2005, by and between RVEP and PMI for the purchase of LPG for the period of June 4, 2005 through March 31, 2006.

     "POM"  has  the  meaning  given  in  the  Recitals.

     "Pre-Closing  Tax  Period"  has  the  meaning  given  in  Section  7.1(d).

     "Purchase  Price"  has  the  meaning  given  in  Section  3.1(a).

     "Real Property" means the real property (i) covered by the Fee Properties, the Leases, the Mexican Right of Way, the Mexican Terminal Site, the
Improvements and the Easements, and (ii) on which are located any of the other Mexican Assets.

     "Release" means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

     "Retained Assets" means all assets of Rio which are not intended to be transferred by Seller to Buyer including but not limited to:

          (a) the four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, and Palm Desert, California and all furniture, fixtures and equipment (including computers) located therein;

          (b) trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications technology, know-how, and processes utilized or owned by Seller;

          (c)     the  Retained  Records;  and

          (d) all cash, accounts receivable, notes receivable, securities (other than the Shares) and other assets owned by Seller, RVEP or the Companies.

     "Retained Liabilities" means all liabilities, obligations and Losses of Seller, RVEP or any of the Companies relating to periods before the Closing Date other than the Assumed Liabilities including but not limited to:

          (a) all liabilities, obligations or Losses arising out of violations by Seller , RVEP or any of the Companies of Laws, including Environmental Laws;

          (b) all liabilities, obligations or Losses for criminal sanctions, fines, penalties or assessments imposed at any time by any competent court or Governmental Authority with respect to the conduct of the Business, operation of the Assets or operation of the Mexican Assets;

          (c) all liabilities, obligations or Losses arising from the transportation and disposal, or arrangement thereof, of Hazardous Materials by Seller or its agents off the Real Property or otherwise from Hazardous Materials that resulted from the Business that are Released or threatened to be Released from any non-Real Property (including but not limited to the removal of all of the materials from the Petroleum Tanks and associated piping) as provided in
Section  6.3  (j);

          (d) all liabilities, obligations or Losses arising out of the negotiations with third party landowners for easements and rights-of-way for the conduct of the Business, operation of the Assets or operation of the Mexican Assets as provided in Section 6.3(g); and

          (e) the obligations, liabilities, or Losses (including all accounts payable and notes payable), excluding the Inter-Company Debt, that occur, and require payment, performance or resolution, as a direct result of and in the course of operation of the Business, the Assets and the Mexican Assets by Seller or the Companies during the period before the Closing Date.

     "Retained Records" has the meaning given in paragraph (j) of the definition of Assets.

     "Rio"  has  the  meaning  given  in  the  Preamble.

     "Rio  GP"  means  Rio  Vista  GP LLC, a Delaware limited liability company.

     "RVEP"  has  the  meaning  given  in  the  Recitals.

     "Secured Debt Facility" means the Amended and Restated Line Letter entered into between Seller, and RZB Finance LLC, dated as of September 15, 2004, as the same may be amended, modified or supplemented and all mortgages, guarantees, reimbursement agreements, security agreements and other instruments, agreements or documents entered into or delivered by Seller, RVEP or any of the Companies in connection therewith.

     "Secured Debt Lender" means RZB Finance LLC in its capacity as agent under the Secured Debt Facility.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Selected  Employees"  has  the  meaning  given  in  Section  6.3(h)(iv).

     "Seller"  has  the  meaning  given  in  the  Preamble.

     "Seller Group" means the affiliated group of corporations of which Seller is the common parent, which join in the filing of a consolidated federal income tax return (and any similar group under state law).

     "Seller Plans" means all Benefit Plans that are sponsored, maintained or contributed to by Seller, RVEP or any of the Companies on behalf of the Business Employees.

     "Shares"  has  the  meaning  given  in  the  Recitals.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, sociedad anonima, sociedad de responsabilidad limitada, whether incorporated in the U.S., Mexico or otherwise, or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the board of directors, board of managers or other similar managing body of such corporation, partnership, limited liability company, or other entity of any kind are owned by such Person.

     "Tax or Taxes" means any U.S. or Mexico federal, state or local income, gross receipts, value added, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, transfer, capital stock, excise or other taxes imposed by or on behalf of any Taxing Authority, including any interest, penalty or addition thereto.

     "Tax  Indemnified  Party"  has  the  meaning  given  in  Section  7.5(a).

     "Tax  Indemnifying  Party"  has  the  meaning  given  in  Section  7.5(a).

     "Tax  Items"  has  the  meaning  given  in  Section  7.1(a).

     "Taxing Authority" means, with respect to any Tax, the U.S. or Mexico Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

     "Tax Return" means any U.S. or Mexico return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

     "Tergas"  has  the  meaning  given  in  the  Recitals.

     "Termatsal"  has  the  meaning  given  in  the  Recitals.

     "Title  Curative  Work  "  has  the  meaning  given  in  Section 6.3(b)(i).

     "U.S. Business Employee" means any individual who is an employee of Seller, RVEP or any of the Companies and who is principally employed in the United States in connection with the Business, but excluding any employees of Seller who occupy management positions or administrative positions and who work in any of the Sellers four executive offices located in Houston, Texas, Seal Beach, California, El Segundo, California, or Palm Desert, California

     "U.S.  Continuing  Employee"  has  the  meaning given in Section 6.3(h)(i).

                                   ARTICLE II
                                   THE CLOSING

     SECTION  2.1.     PURCHASE  AND  SALE  OF  THE  ASSETS  AND  SHARES.
                       --------------------------------------------------

               At the Closing, upon the terms and subject to the satisfaction of the conditions precedent set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer and Buyer shall purchase and acquire from the Seller, all right, title and interest of Seller in and to (a) the Assets, and
(b) the Shares free and clear of any Liens or Encumbrances (other than Permitted Encumbrances). Buyer shall have the right to designate one or more of its Affiliates (including TransMontaigne Partners L.P.) to be the transferee of the Assets and the Shares, as applicable. In addition, Buyer shall have the right to exclude the Idled Tank from the Mexican Assets, in which case the Idled Tank shall be a Retained Asset of Seller.

     SECTION 2.2.   CLOSING.  The closing of the transaction contemplated hereby
                    ---------
(the "Closing") shall take place at the offices of Buyer in Denver, Colorado at 10:00 a.m. local time, on the fifth Business Day after the satisfaction or waiver of the conditions set forth in Articles VIII and IX or at such other time and date as the Parties may mutually agree (the "Closing Date").

     SECTION 2.3.     DELIVERIES TO BUYER. At the Closing, Seller shall deliver,
                      --------------------
or  shall  cause  to  be  delivered,  to  Buyer  the  following:

          (a) the executed General Assignment, Conveyance and Bill of Sale in the form attached as Exhibit B (the "General Conveyance");

          (b) certificates evidencing the Shares, duly endorsed for transfer to Buyer or one or more Affiliates of Buyer designated by Buyer, or non-endorsable, new certificates issued by the Secretary of each of the Companies evidencing the transfer, and cancellation of any prior certificates;

          (c)     the  certificates  referred  to  in Sections 8.3, 8.5 and 8.6;

          (d)     copies of the consents or approvals referenced in Section 8.7,
8.8 and 6.3(c) that are required, in addition to any other approvals obtained under Exhibit A;

          (e)     copies  of the release and termination documents referenced in
Section  8.9;

          (f) copy of the duly executed PMI Contract and consent by PMI to its assignment referred to in Section 8.10;

          (g) the corporate books of the Companies, which shall include an entry in the Shareholders' or Members Registry Book of each Company, as applicable, reflecting Buyer or it designated Affiliate, as applicable, as the new shareholders or members of each Company, as the case may be;

          (h) copies of the corporate actions of the Companies approving the transfer of the Shares from Seller to Buyer, the resignation of all board members and substitution with individuals designated by Buyer, and the revocation of all powers of attorney issued by Seller prior to closing with respect to each of the Companies; and

          (i)     the  agreement  required  under  Section  8.18.

     SECTION 2.4.     DELIVERIES TO SELLER.  At the Closing, Buyer shall deliver
                      ---------------------
to  Seller  the  following:

          (a) a wire transfer of immediately available funds (to such accounts as Rio shall have specified to Buyer no later than one Business Day prior to the Closing) in an amount equal to the Purchase Price in accordance with Section 3.1(a);

          (b) the executed Assumption Agreement in the form of Exhibit C (the "Assumption Agreement");

          (c)     the  certificates  referred  to  in  Section 9.3, 9.5 and 9.6;

     SECTION  2.5.     PROCEEDINGS  AT CLOSING.  All proceedings to be taken and
                       ------------------------
all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE III
                                 PURCHASE PRICE

     SECTION  3.1.     PURCHASE PRICE.  (a)(i)  The purchase price to be paid by
                      -----------------
Buyer to Seller at the Closing will be $17,400,000 U.S. (as adjusted by Sections 3.1(f) below and Section 6.3 (the "Purchase Price")). Seller may instruct Buyer to pay a part of the Purchase Price directly to the Secured Debt Lender and/or other Lenders in order to obtain a release of the Liens held by the Secured Debt Lender and/or other Lenders, respectively, on the Assets or the Shares as applicable.

               (ii)     The  amount  of  the Purchase Price shall be credited by
(x) the estimated amount of Inter-Company Debt as of the date of Closing, for all the Companies, and (y) the cash required to make the estimated net working capital balance zero as of the date of Closing, for all the Companies. On the Closing Date, the amount of Inter-Company Debt and net working capital will be calculated, as of that date, pursuant to the procedures described here and in
Schedule 3.1. For this purpose, the net working capital balance shall mean the fair market value of all current assets expected to be realized in cash within ninety days (such as accounts receivable and inventory) less all current liabilities expected to be paid in cash within the next ninety days (such as accounts payable, but excluding Inter-Company Debt). The Buyer shall cause the Companies to pay to Seller, concurrent with the Closing, the estimated balance of the Inter-Company Debt. Not later than 90 days following the Closing, Buyer and Seller shall, on the first Business Day after Buyer and Seller have mutually agreed on the final amount of net working capital and Inter-Company Debt, for each of the Companies, settle an amount equal to the difference between the estimated and final amounts of Inter-Company Debt and any net working capital.

          (b) In addition to the payment of the Purchase Price, at the Closing, Buyer (or its designated Affiliate) shall assume the Assumed Liabilities pursuant to the Assumption Agreement. Other than the Assumed Liabilities, Buyer shall not assume any Liabilities or obligations of Seller.

          (c) Seller will bear the cost of any documentary, stamp, sales, value added, transfer, excise or other Taxes (if any) payable in respect of (i) the transfer of the Assets or the Shares and (ii) the securing of necessary or revised Mexican Permits as specified in Section 8.13, 8.15 and 8.16 or as otherwise made necessary due to the change in ownership of the Companies, which shall occur as a result of the Closing.

          (d) Upon execution of this Agreement, Buyer will advance Seller the sum of $1,300,000 U.S. The advance of such amount will be conditioned upon Seller's execution of the Promissory Note in the form of the attached Exhibit D-1 and the Security Agreement in the form of the attached Exhibit D-2 providing Buyer a security interest in the following "Collateral":

               (i) four petroleum storage tanks, having approximately 290,000 barrels total capacity along with Seller's associated property leased from the BND in Brownsville, Texas pursuant to BND Lease No. 3165, as amended, and associated access to a 12 inch pipeline header to public docks at the Port of Brownsville (the "Petroleum Tanks"), and

               (ii) six  LPG storage tanks (Tanks #400, 401, 500, 501, 502, 503)
                    having approximately 300,000 gallons total capacity, located upon Seller's property leased from the BND in Brownsville, Texas pursuant to BND Lease No. 2823, as amended, (the "LPG Tanks").

          (e) Prior to the advance of the foregoing amount, Seller will provide Buyer with documents demonstrating the subordination of the Secured Debt Lenders' Liens in the Collateral. Seller shall also provide Buyer, within 30 days of execution of this Agreement, with an estoppel letter executed by the BND wherein it shall verify that all rental obligations, charges and assessments arising in favor of BND under Leases No. 3165 and No. 2823 have been paid and are current.

          (f) If Closing occurs under this Agreement, the Purchase Price at Closing will be reduced by $1,300,000, such amount being considered full payment of the Promissory Note, and the Collateral will be specifically included within the Assets conveyed to Buyer. Upon the Closing, Buyer shall mark the Promissory Note "Paid In Full" and return such Promissory Note to Seller. If Closing does not occur under this Agreement for any reason, then Seller will either:

               (i) promptly provide Buyer with a bill of sale conveying all right and title to the Collateral to Buyer and assignment of the BND Lease No. 3165 (with the consent by BND to the assignment and subordination of BND's Liens on the Petroleum Tanks) and Seller shall thereafter lease the Petroleum Tanks and LPG Tanks from Buyer on a month to month basis, at a monthly lease fee of $10,000, until such time that Seller repurchases the Petroleum Tanks and LPG Tanks from Buyer by paying Buyer the amount of $1,300,000 in which event Buyer will promptly provide Seller with a bill of sale conveying all right and title to the LPG Tanks and Petroleum Tanks (including an assignment of BND Lease No.
2823)  to  Buyer  ,  or

               (ii) pay Buyer the amount due under the Promissory Note. In either case, Buyer will promptly provide Seller with the necessary documentation to provide for the release of the Security Interest on the Collateral and cancellation of the Promissory Note.

     SECTION  3.2.     PAYMENT  OF  CONSIDERATION  AND  TRANSFER  OF  ASSETS AND
                       ---------------------------------------------------------
DELIVERY  OF  SHARES  AT  CLOSING.
---------------------------------
               (a) At the Closing, Buyer shall pay the Purchase Price to Seller and execute and deliver to Seller the Assumption Agreement, and Seller shall execute and deliver to Buyer (i) the General Assignment pursuant to which title to the Assets is transferred and conveyed to Buyer or one or more Affiliates of Buyer designated by Buyer, and (ii) the Shares or certificates representing the same in the appropriate form for transfer to Buyer or one or more Affiliates of Buyer designated by Buyer along with the registration in the Shareholders' and/or Members' Registry Book evidencing Buyer's designated Affiliate(s) as new shareholders or members of the Companies and such other documents as are described in Section 2.3(g) and 2.3(h).

               (b) Buyer shall have the right to deduct from the Purchase Price and deposit with the Escrow Agent the amount determined pursuant to
Section  6.3(g).

     SECTION  3.3.     ALLOCATION.  Seller  and  Buyer  are  each  separately
                       ------------
responsible  for:

               (a) preparing Form 8594 (the "Form") Asset Acquisition Statement, under Section 1060 of the Code (and as required by Mexican Tax Laws, in connection with the Shares) and the regulations promulgated thereunder, or any successor form, and

               (b) allocating the amount of the Purchase Price for the Assets and the Shares, as applicable, on the Form. Seller and Buyer will attempt to reach agreement as to allocation of the Purchase Price to the Assets and the Shares, as applicable. However, if they are unable to agree as to the allocation to any asset, each Party will prepare its Form allocating the portion of the Purchase Price to each such asset upon which they disagree in the manner as each may determine in its sole discretion without regard to the manner in which the other Party allocates an amount of the Purchase Price to such asset on its Form. Buyer or Buyer's Affiliates, designated by Buyer for the acquisition of the Shares, may make as necessary under applicable Tax Laws, any income tax withholdings deriving from the sale of the Shares by a non-Mexican tax resident. Buyer and Seller hereby agree that they will report the federal, state, foreign and other Tax consequences of the transaction contemplated by this Agreement in a manner consistent with the allocation on each Party's Form.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

     Seller  represents and warrants to Buyer as follows as of the Closing Date:

     SECTION  4.1.     ORGANIZATION; POWER AND AUTHORITY.  (a)  Rio is a limited
                       -----------------------------------
partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to transact business in each jurisdiction in which qualification is required.

               (b) Each of the Companies is a sociedad de responsabilidad limitada de capital variable duly incorporated, validly existing and in good standing under the Laws of Mexico and is qualified to transact business in each jurisdiction in which qualification is required.

               (c) Each of the Companies and Rio has all requisite corporate, partnership and other power and authority to own and operate its assets and properties and conduct its businesses and operations as presently being conducted.

     SECTION  4.2.     AUTHORIZATIONS; EXECUTION AND VALIDITY.  (a)  Except with
                       ----------------------------------------
respect to the transfer to Buyer or an Affiliate of Buyer of the Assets and the Shares , as of the date of execution of this Agreement, Seller has all requisite corporate, partnership and other power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the transaction contemplated hereby.

               (b) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in RVEP, Seller will have all requisite corporate, partnership and other power and authority to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets and the Shares.

               (c) Except with respect to the transfer to Buyer or an Affiliate of Buyer of the Assets and the Shares , as of the date of execution of this Agreement, the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transaction contemplated hereby have been duly authorized by all necessary corporate, partnership and other action on the part of Seller.

               (d) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in RVEP, the performance by Seller of its obligation to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets and the Shares shall have been duly authorized by all necessary corporate, partnership and other action on the part of Seller.

               (e) Except with respect to the transfer to Buyer or an Affiliate of Buyer of the Assets and the Shares, as of the date of execution of this Agreement, this Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

               (f) As of the Closing Date, and subject to obtaining the approval of the holders of a majority of the Equity Interests in RVEP, this Agreement will constitute a valid and binding obligation of Seller with respect to the performance by Seller of its obligation to consummate the transfer to Buyer or to an Affiliate of Buyer of the Assets and the Shares, and such obligation shall be enforceable against Seller in accordance with the terms of this Agreement, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

     SECTION 4.3.    NO CONFLICTS; CONSENTS. Except as set forth on Schedule 4.3
                     ----------------------
or (in the case of (a), (c) or (d) below) as could not be reasonably expected to have a Material Adverse Effect, none of the execution and delivery by Seller of this Agreement, the performance by Seller of its obligations under this Agreement or the consummation by Seller of the transaction contemplated hereby will

               (a)  violate  any  Law  or  Order,

               (b)  violate  the  organizational  documents  of  the  Companies,

               (c) violate any Contract to which Seller or the Companies is a party or by which Seller or the Companies or their respective properties are bound, or

               (d)  require  any  consent  from  or filing with any Governmental
Authority  or  any  consent  from  any  other  Person.

     SECTION 4.4.   CAPITALIZATION.  The total authorized Shares of POM consists
                    ---------------
of one equity interest with a face value of 49,950 Mexican Pesos owned by Rio and one equity interest with a face value of 50 Mexican Pesos owned by Penn Octane International, L.L.C., all of which are free and clear of all Liens and other Adverse Claims.

          (b) The total authorized Shares of Termatsal consists of one equity interest with a face value of 49,950 Mexican Pesos owned by Rio and one equity interest with a face value of 50 Mexican Pesos owned by Penn Octane International, L.L.C., all of which are free and clear of all Liens and other Adverse Claims.

          (c) Prior to the Seller exercising its contractual option to acquire 100% of Tergas, as outlined in the recitals, the total authorized Shares of Tergas consists of one equity interest with a face value of 47,500 Mexican Pesos owned by Jose Vicente Soriano Garcia and one equity interest with a face value of 2,500 Mexican Pesos owned by Mario Guillermo Abelardo Mier y Concha Hidalgo, the Individual Tergas Owners, all of which are free and clear of all Liens and other Adverse Claims.

          (d) All of the outstanding Shares of each of the Companies have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating any of the Companies to issue or sell any Equity Interests or any securities convertible into or exercisable for any Equity Interests in the Companies. None of the Shares were issued in violation of any preemptive rights.

     SECTION  4.5.     SUBSIDIARIES.  None of  the  Companies  owns  any  Equity
                       -------------
Interest  in  another  Person.

     SECTION 4.6.    BALANCE SHEETS. Attached as Schedule 4.6 are the un-audited
                     ---------------
balance sheet of each of the Companies as of December 31, 2004, March 31,2005, and June 30, 2005, in Mexican Pesos (the amounts contained in such balance sheets will, prior to the Closing Date, be converted by Seller to U.S. Dollars using the official rate of exchange existing on the date of the balance sheets), (collectively, the "Balance Sheets"). Except as described on Schedule4.6, the Balance Sheets present fairly, in all material respects, the financial position of each of the Companies as of the dates indicated, in accordance with United States generally accepted accounting principles, consistently applied, except as otherwise stated in the Balance Sheets and except that the Balance Sheets lack footnotes and other presentation items.

     SECTION  4.7.     LITIGATION;  ORDERS.  Schedule  4.7  lists  all  Legal
                       --------------------
Proceedings pending or, to Seller's Knowledge, threatened against the Seller, RVEP or any of the Companies and arising out of or relating to the Business, the Assets, and the Mexican Assets. There are no Legal Proceedings pending against Seller or, to Seller's Knowledge, threatened against Seller, RVEP or any of the Companies that question the validity of this Agreement or any action taken or to be taken by Seller in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by Seller of the transaction contemplated hereby.

     SECTION  4.8.     ENVIRONMENTAL MATTERS.   Except as set forth  in Schedule
                       -----------------------
4.8  or  as  could  not be reasonably expected to have a Material Adverse Effect

               (a) the operations and activities of Seller and RVEP (in respect of the Business and the Assets) and of the Companies are in compliance with all applicable Environmental Laws;

               (b) none of Seller, RVEP (in respect of the Business and the Assets) or any of the Companies is subject to any existing, pending or, to Seller's Knowledge, threatened Legal Proceedings under any Environmental Law;

               (c) all Permits and Mexican Permits, if any, required to be obtained by Seller, RVEP or the Companies under any Environmental Law in connection with the Business or their respective properties, and the Assets and Mexican Assets have been obtained or filed and are valid and currently in full force and effect;

               (d) there has been no Release created or caused by Seller, RVEP or any of the Companies of any Hazardous Material into the environment or, to the Knowledge of Seller, in connection with the Business and the Assets;

               (e) no Environmental Condition created or caused by Seller, RVEP or any of the Companies exists at any of the Real Property; and

               (f) none of Seller, RVEP or any of the Companies is subject to liability under applicable Environmental Laws arising in connection with the transportation and off-site disposal or arrangement thereof of any Hazardous Materials by Seller or an Affiliate of Seller from Hazardous Materials that resulted from the Business that are Released or threatened to be Released from any non-Real Property.

     SECTION  4.9.     EMPLOYEE  AND  BENEFIT  MATTERS.
                       --------------------------------

               (a) Schedule 4.9(a) sets forth a true, correct and complete list, as of the date set forth therein, of all Business Employees and the name of each Business Employee's employer. The list described in the preceding sentence shows each such employee's name, job title, hire date, work location, employer's name, accrued and unused vacation, accumulated severance entitlement (calculated as of July 31, 2005) and current base salary or base wages. No changes in such base salary or base wages for such employees have been made, promised or authorized since December 31, 2004. There are no loans or other obligations payable or owing by Seller, RVEP or any of the Companies to any such employee, except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the ordinary course of business, nor are any loans or debts payable or owing by any such individuals to Seller, RVEP, or any of the Companies nor has any Seller, RVEP, or any of the Companies guaranteed any of such individual's respective loans or obligations.

               (b) With respect to the Business Employees and except as set forth in Schedule 4.9(b),

                    (i) no Business Employees are represented by a union or other collective bargaining entity,

                    (ii) there has not occurred, nor, to Seller's Knowledge has there been threatened, a labor strike, request for representation, work stoppage or lockout by Business Employees in the past five years,

                    (iii) Seller has not received written notice of any charges before any Governmental Authority responsible for the prevention of unlawful employment practices and, to the Knowledge of Seller, no such charges are threatened,

                    (iv) Seller has not received written notice of any claim relating to employment or loss of employment and, to the Knowledge of Seller, no such claims are threatened,

                    (v) Seller has not received written notice of any investigation by a Governmental Authority responsible for the enforcement of labor or employment regulations and, to Seller's Knowledge, no such investigation is threatened, and

                    (vi) no consent of any union, works council or other employee group is required for, and no agreement restricts the execution of this Agreement, the consummation of the transaction contemplated hereby, or the closing or relocation of any facility.

               (c) Except as set forth in Schedule 4.9 (c), neither Seller, RVEP nor any of the Companies sponsor, maintain, contribute or have an obligation to contribute to any Benefit Plan. Schedule 4.9(c) sets forth a true, correct and complete list, as of the date hereof, of all Seller Plans. On or before the date hereof, Seller has delivered to Buyer copies of each of the Seller Plans and, to the extent applicable, the most recent summary plan description relating to such plans.

               (d) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA, that is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the date of this Agreement, by any Company, RVEP, Seller or any ERISA Affiliate of a Company, RVEP or Seller):

                    (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied,

                    (ii) no liability to the Pension Benefit Guaranty Corporation has been incurred by any such entity, which liability has not been satisfied,

                    (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
                    Section  412  of  the  Code  has  been  incurred,

                    (iv) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made, and

                    (v) no condition exists or event or transaction has occurred with respect to any such plan which would reasonably be expected to result in Buyer or any Company incurring any liability, fine or penalty.

     SECTION  4.10.     TAXES.  Except as set forth on Schedule 4.10 or as could
                        ------
not  reasonably  be  expected  to  have  a  Material  Adverse  Effect:

               (a) all Tax Returns that are required to be filed on or before the Closing Date by Seller, RVEP or any of the Companies have been duly and timely filed;

               (b) all Taxes that are shown to be due on such Tax Returns have been either paid in full or fully accrued;

               (c) all withholding Tax requirements imposed on the Seller, RVEP or the Companies have been satisfied in full in all respects, except for amounts that are being contested in good faith (which contested amounts are disclosed on Schedule 4.10);

               (d) none of the Companies has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

               (e) there are no pending proposed deficiencies or other written claims for unpaid Taxes of the Companies; and

               (f) that the tangible personal property being transferred to Buyer pursuant to this Agreement constitutes the entire operating assets of a separate branch, division, or identifiable segment of a business as such phrase is used in Sec. 151.304(b)(2) of the Texas Tax Code and Sec. 3.316(d) of Title 34 of the Texas Administrative Code. Therefore, Buyer's acquisition of such property (excluding motor vehicles) is exempt from Texas sales and use taxes as an occasional sale pursuant to Sec. 151.304 of the Texas Tax Code and Sec.3.316(d) of Title 34 of the Texas Administrative Code.


     SECTION  4.11.     TITLE  TO  ASSETS AND SHARES.  The delivery by Seller to
                        -----------------------------
Buyer at the Closing of the Shares or the certificates representing the Shares in accordance with the terms of this Agreement will vest in Buyer, on the Closing Date, good title to the Shares, free and clear of all Liens and other Adverse Claims.

               The execution and delivery by Seller to Buyer at the Closing of the General Conveyance in accordance with the terms of this Agreement will vest in Buyer, on the Closing Date, good and indefeasible title to the Assets free and clear of all Encumbrances other than Permitted Encumbrances.

     SECTION  4.12.     ASSIGNED CONTRACTS.  Each  Assigned  Contract  to  which
                        --------------------
Seller is a party in connection with the conduct of the Business or by which any of the Assets are bound or encumbered by or subject to (excluding the Secured Debt Facility documents), and each Assigned Contract to which the Companies is a party or by which any asset or property of the Companies is bound or encumbered by or subject to, is described on Schedule4.12. Seller has provided or made available to Buyer true and correct copies of each Assigned Contract identified on Schedule 4.12 and each amendment thereto. Except as described on Schedule4.12, none of the Companies or Seller is in breach or default in the performance of its duties and obligations under any Assigned Contract that could reasonably be expected to have a Material Adverse Effect. To Seller's Knowledge, none of the other parties to any Assigned Contract described on Schedule4.12 is in breach or default in the performance of its duties and obligations under such Assigned Contract that could reasonably be expected to have a Material Adverse Effect and none of such Assigned Contracts has been terminated or revoked by any such other party.

     SECTION  4.13.     BANK  ACCOUNTS;  POWERS OF ATTORNEY.  Schedule 4.13 sets
                        -------------------------------------
forth a list of all bank accounts maintained by each of the Companies and all powers of attorney (or similar powers) granted by each of the Companies to any Person and in effect.

     SECTION  4.14.     SUFFICIENCY  OF  ASSETS.  The  Assets  and  Shares to be
                        ------------------------
conveyed and transferred to Buyer at the Closing shall constitute all of the tangible and intangible property, rights, benefits, privileges, assets and entitlements that are necessary for Buyer to continue the Business after the Closing on substantially the same basis as the Business has been conducted over the 12 month period preceding the Closing Date; assuming, however, that Buyer provides the necessary managerial, administrative and accounting personnel and systems to oversee and administer the operation of the Business, the Assets and the Mexican Assets.

     SECTION  4.15.     INSURANCE.  Schedule 4.15 lists  all  current  insurance
                        -----------
policies that are maintained by the Companies, RVEP or by Seller for the benefit of the Companies or Seller for the Business, the Assets, and the Mexican Assets. Except as set forth in Schedule 4.15, all of the policies listed on Schedule
4.15 are in full force and effect, all premiums due thereon have been paid, and Seller and the Companies have complied in all material respects with the provisions of such policies.

     SECTION  4.16     PERMITS  AND  MEXICAN PERMITS; COMPLIANCE WITH APPLICABLE
                       ---------------------------------------------------------
LAW.
----

     Except  as  set  forth  in  Schedule  4.16:

               (a) Seller and the Companies hold all Permits and Mexican Permits necessary for the lawful conduct of the Business and operation of the Assets and the Mexican Assets under and pursuant to, and have complied with and are not in default under or in violation of, any applicable Law, including, without limitation, regulations of the Texas Railroad Commission, the Federal Energy Regulatory Commission, the Mexican Secretaria de Energia, the Mexican Comision Reguladora de Energia or the Mexican Comision Nacional de Inversiones Extranjeros, except in each case where the failure to hold such Permit or Mexican Permit or such non-compliance or default could not reasonably be expected to cause a Material Adverse Effect. To Seller's Knowledge, the
Business and operation of the Assets and the Mexican Assets, are not being conducted in violation of any applicable Law, Order, Permit or Mexican Permit, except for any such violation which could not reasonably be expected to have a Material Adverse Effect.

               (b) Seller and the Companies have not received any notice or other communication from any Governmental Authority asserting (i) any violation of Law arising out of the conduct of the Business and operation of the Assets and the Mexican Assets, (ii) any violation of or failure to comply with the term or requirement of any Permits or Mexican Permits, or (iii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Permit or any Mexican Permit, except for violations, failures to comply, revocations, withdrawals, suspensions, cancellations, terminations or modifications which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.17    ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule
                     ---------------------------
4.17,  since  December  31,  2004,  there  has  not  been  any:

          (a) damage to or destruction or loss of any material asset or property of the Seller, RVEP or the Companies, including, without limitation, the Assets and the Mexican Assets;

          (b) sale, lease or disposition of any material asset or property of the Seller, RVEP or the Companies, including, without limitation, the Assets and the Mexican Assets, other than the sale of LPG in the ordinary course of the Business;

          (c) cancellation or waiver of any claims or rights with respect to the Business, the Assets or the Mexican Assets in excess of $30,000;

          (d) material change in the accounting methods used by Seller, RVEP or any of the Companies, except as required by Law, Order or generally accepted accounting practices in the United States;

          (e) single capital expenditure by Seller, RVEP or the Companies in excess of $30,000 for additions to property or equipment, including, without limitation, the Assets and the Mexican Assets, or aggregate capital expenditures in excess of $60,000;

          (f) termination or cancellation of a Contract that, prior to such termination or cancellation, involved the payment to or receipt by Seller, RVEP or any of the Companies of amounts in excess of $150,000;

          (g) other event or occurrence (whether or not covered by insurance) that has resulted in a change that has a Material Adverse Effect or could reasonably be expected to result in a change that has a Material Adverse Effect; or

          (h) legal commitment by Seller, RVEP or any of the Companies to any of the foregoing.

     SECTION  4.18     FEES.
                       ----
               Except as set forth in Schedule 4.18, none of Seller, RVEP or any of the Companies have paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transaction contemplated hereby.

     SECTION  4.19     OWNERSHIP  OF  MEXICAN  ASSETS.
                       ------------------------------

               Except as set forth in Schedule 4.19, all of the Mexican Assets are owned by the Companies free and clear of all Liens and other Adverse Claims.

     SECTION  4.20     DISCLAIMER.   Except to the extent expressly set forth in
                       ------------
this Agreement, Seller makes no representations or warranties whatsoever (whether express, implied, by statute, common law or otherwise) and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer. Without limiting the generality of the foregoing, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OR MEXICAN ASSETS.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

     Buyer  represents and warrants to Seller as follows as of the Closing Date:

     SECTION  5.1.     ORGANIZATION; POWER AND AUTHORITY. Buyer is a corporation
                       ----------------------------------
duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

     SECTION  5.2.     AUTHORIZATIONS; EXECUTION AND VALIDITY. As of the date of
                       ---------------------------------------
execution of this Agreement, the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the consummation by Buyer of the transaction contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer.

               This Agreement upon being executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

     SECTION  5.3.     NO  CONFLICTS; CONSENTS.  Except as set forth in Schedule
                       -------------------------
5.3, none of the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations under this Agreement or the consummation by Buyer of the transaction contemplated hereby will:

          (a) violate any Law or Order, except as would not materially adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement,

          (b) violate the certificate of incorporation, by-laws or other corporate governance instruments of Buyer,

          (c) require any consent from or filing with any Governmental Authority, or any consent from any other Person , except as would not materially adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement, or

          (d) violate or breach any material contract of Buyer, except as would not material adversely affect the ability of Buyer to perform its obligations under and consummate the transaction contemplated by this Agreement.

     SECTION  5.4.    LITIGATION.  There are no Legal Proceedings pending or, to
                      -----------
Buyer's knowledge, threatened against Buyer that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by Buyer of the transaction contemplated hereby.

     SECTION  5.5.     INVESTMENT  INTENT;  SOPHISTICATED  BUYER.  Buyer:
                       -------------------------------------------

          (a) is an informed sophisticated Person with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of its purchase of the Assets and Shares,

          (b) acknowledges that the purchase of the Assets and Shares is consistent with its general investment objectives,

          (c) understands that the purchase of the Assets and Shares involves a high degree of risk,

          (d) is financially able to bear the risks of purchasing the Assets and Shares,

          (e) has had an opportunity to discuss the business, management and financial affairs of the Companies, the Business and the Assets with Seller and, in entering into this Agreement, is relying upon the representations, warranties and other terms and provisions of this Agreement and on its informed conclusions of its own investigations of the Companies, Business and the Assets,

          (f) is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof,

          (g) understands that the Shares have not been registered under the Securities Act or the applicable securities or blue sky Laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration,

          (h) is an "accredited investor" as defined in Rule 501(a) under the Securities Act,

          (i) understands that the exemptions from registration under the Securities Act relied upon by Seller are based in part on the fact that the Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and

          (j) has no present need for liquidity in connection with its purchase of the Shares.

     SECTION  5.6.     FINANCIAL  ABILITY.  Buyer has, and  will  have as of the
                       --------------------
Closing Date, sufficient funds with which to pay the Purchase Price and consummate the transaction contemplated by this Agreement.

SECTION  5.7.     Fees. Buyer has not paid or become obligated to pay any fee or
                  -----
commission to any broker, finder or intermediary in connection with the transaction contemplated hereby.

     SECTION  5.8.     DISCLAIMER.  Except to the  extent expressly set forth in
                       ------------
this Agreement, Buyer makes no representations or warranties whatsoever (whether express, implied, by statute, common law, or otherwise) and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Seller.

                                   ARTICLE VI
                                    COVENANTS

     SECTION  6.1.     COVENANTS  OF SELLER.  Seller covenants and agrees that:
                       ----------------------

          (a)     Conduct  of  Business.  Until the Closing Date, Seller and the
                  ---------------------
Companies shall (unless Buyer shall otherwise consent in writing or as necessary for Seller to carry out its obligations under the Assigned Contracts set forth on Schedule 4.12, required by Law or Order, or as otherwise specifically contemplated by this Agreement):

               (i) use their commercially reasonable efforts to operate the Assets, Mexican Assets and Business in the usual, regular and ordinary manner consistent with past practice, and use their commercially reasonable efforts to preserve their present business operations, organization and goodwill, including, without limitation, those involving the Business;

               (ii) maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, and comply in all material respects with all contractual and other obligations, including, without limitation, those involving the Contracts;

               (iii) comply in all material respects with all applicable Laws to which they are subject;

               (iv) not permit the Companies to acquire (by merger, consolidation or purchase of Equity Interests or assets) any Person;

               (v) not create, incur or assume any debt for borrowed money that is secured by a Lien on any of the Assets, Mexican Assets, the Shares, or the Collateral, except in connection with the Secured Debt Facility;

               (vi)     not  make  any  material election with respect to Taxes;

               (vii) not amend or modify the organizational documents of the Companies;

               (viii) not permit any of the Companies to incur any obligations to issue any Equity Interests and not permit Seller to issue, sell or dispose of any of the Assets and Shares;

               (ix)     not  amend  any  of the Contracts referenced on Schedule
4.12  or  enter  into  any  material  Contract  relating  to  the  Business;

               (x) not release or waive any material rights or benefits relating to the Business, the Assets, the Mexican Assets or the Companies; or

               (xi) not agree to take any action or actions prohibited by any of the foregoing clauses (i) through (x).

          (b)     Required  Approvals.  Concurrent  with  the  execution of this
                  -------------------
Agreement, Seller will, and will cause the Companies to, make all filings with Governmental Authorities required to be made by them in order to consummate the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, the Companies shall file for the approval of the Mexican Ministry of Energy (Secretaria de Energia) and/or the Energy Regulatory Commission (Comision Reguladora de Energia), in order to cause the Mexican Assets (including the transportation permit and the storage permit) to be covered under a single Mexican Permit owned by POM, so that all of the Mexican Assets and corresponding Mexican Permits can be owned, indirectly, by Buyer, an Affiliate of Buyer or any of the Companies notwithstanding the change in ownership of the Companies, which shall occur as a result of the Closing. Between the date of this Agreement and the Closing, Seller will, and will cause the Companies to, cooperate with Buyer with respect to all filings (if any) that Buyer is required to make with Governmental Authorities in connection with the transaction contemplated under this Agreement.

          (c)     Commercially  Reasonable  Efforts.  Between  the  date of this
                  ---------------------------------
Agreement and the Closing Date, Seller will use its commercially reasonable efforts to cause the conditions set forth in Article VIII to be satisfied.

          (d)     Cash  Advance.  In  the event of termination of this Agreement
                  -------------
pursuant  to  its  terms,  Seller  agrees to perform its obligation  pursuant to
Section  3.1(f).

          (e)     No  Solicitation.
                  ----------------

               (i) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Seller and its Affiliates shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent:

               (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for (w) a transaction pursuant to which any person or entity (or group of persons or entities) (a "Third Party") other than the Buyer or its Affiliates, may acquire the Assets, the Mexican Assets and the Shares, (x) a transaction pursuant to which a Third Party may acquire more than 50% of the outstanding Equity Interests of the Seller pursuant to a tender offer or exchange offer or otherwise, (y) a merger or other business combination involving the Seller pursuant to which any Third Party may acquire more than 50% of the outstanding Equity Interests of the Seller or of the entity surviving such merger or business combination, or (z) any other transaction pursuant to which any Third Party may acquire control of assets of the Seller having a fair market value equal to more than 50% of the fair market value of all the assets of the Seller immediately prior to such transaction, other than the transaction contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),

               (B) engage in negotiations or discussions concerning, or provide any non-public information to any Third Party relating to, any Acquisition Proposal, or

               (C)     agree to or recommend any Acquisition Proposal; provided,
                                                                       --------
however,  that  nothing  contained in this Agreement shall, so long as Seller is
-------
not in material breach of its obligations under this Section 6.3(e) and subject to the provisions of Section 6.1(e)(iii), prevent the Seller or its Board of Managers from:

                    (1) furnishing information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written Acquisition Proposal (an "Unsolicited Acquisition Proposal") by such Third Party or recommending an Unsolicited Acquisition Proposal to the holders of the Equity Interests of the Seller, if and only to the extent that:

                         (I) the Board of Managers of the Seller believes in good faith (after consultation with, and receiving a opinion from, a financial advisor) that such Unsolicited Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Equity Interests of the Seller, from a financial point of view, than the transaction contemplated by this Agreement (any such more favorable Unsolicited Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Managers determines in good faith after consultation with outside legal counsel that such action is advisable in accordance with the fiduciary duties of the Board of Managers to holders of the Equity Interests under applicable law, and

                         (II) prior to furnishing non-public information to, or entering into discussions or negotiations with, such Third Party, such Board of Managers receives from such Third Party an executed confidentiality agreement with terms no less favorable to the Seller than those contained in the confidentiality agreement between the Buyer and the Seller dated June 6, 2005.


                    (2) complying with Rule 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934 or other applicable law or regulation with regard to an Unsolicited Acquisition Proposal; provided, however, that neither the Seller nor its Board of Managers shall, except as permitted by paragraph
                    (1)  of  this

                    Section 6.1(e)(i), propose to approve or recommend an Unsolicited Acquisition Proposal, or

                    (3) entering into an agreement to consummate a Superior Proposal (provided that the Seller shall have terminated this Agreement pursuant to Section 10.1(e)).

               (ii) The Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted prior to the execution of this Agreement of the nature described in Section 6.1(e)(i) and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties.

               (iii) The Seller shall notify the Buyer promptly after receipt by the Seller of any Unsolicited Acquisition Proposal or any request for nonpublic information in connection with an Unsolicited Acquisition Proposal or for access to the properties, books or records of the Seller by any Third Party that informs the Seller that it is considering making, or has made, an Unsolicited Acquisition Proposal.

     SECTION  6.2.     COVENANTS  OF  BUYER.  Buyer covenants and  agrees  that:
                       --------------------

          (a)     Return  of  Information.  In  the event of termination of this
                  -----------------------
Agreement, Buyer will return or cause to be returned to Seller all documents and other materials obtained from, or on behalf of, Seller in connection with the transaction contemplated hereby and will keep confidential any such information in accordance with the terms of the Buyer Confidentiality Agreement.

          (b)     Seller's  Access  to  Documents;  Preservation  of  Books  and
                  --------------------------------------------------------------
Records.
-------

               If  the  Closing  occurs:

               (i) For a period of three years from the Closing Date, (A) Buyer shall cause the Companies not to dispose of or destroy any of the Books and Records of the Companies transferred to Buyer pursuant to this Agreement without first offering to turn over possession thereof to Seller by written notice to Seller at least 90 days prior to the proposed date of such disposition or destruction, and (B) Buyer shall cause the Companies to allow Seller and its agents access to all Books and Records (provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of the Companies' businesses).

               (ii) At least 90 days prior to the completion of the aforesaid period, Seller may advise Buyer in writing whether Seller desires to obtain possession of any of the documents which were delivered to Buyer at Closing. To the extent that Buyer has decided to dispose of or destroy such documents and not continue to retain such documents pursuant to the provisions of Section 6.2(b)(i), Seller shall be entitled to receive possession of such documents upon its request as provided for in this subparagraph.

               (iii) The three year period referred to in Section 6.2(b)(i) shall be extended in the event that Seller advises Buyer in writing that any Legal Proceeding or investigation is pending or threatened at the termination of such three year period and such extension shall continue until any such Legal Proceeding or investigation has been settled through judgment or otherwise and/or is no longer pending or threatened.

          (c)     Required Approvals.  No later than five Business Days prior to
                  ------------------
the Closing Date, Buyer will make all filings with Governmental Authorities required to be made by it in order to consummate the transaction contemplated by this Agreement including if applicable the pre-merger approval of Mexico's Federal Competition Commission (Comision Federal de Competencia), for which purpose it shall have the full cooperation and assistance of Seller. Between the date of this Agreement and the Closing, Buyer will cooperate with Seller with respect to all filings that Seller is required to make with Governmental Authorities in connection with the transaction contemplated under this Agreement.

          (d)     Commercially  Reasonable  Efforts.  Between  the  date of this
                  ---------------------------------
Agreement and the Closing Date, Buyer will use its commercially reasonable efforts to cause the conditions set forth in Article IX to be satisfied.

     SECTION  6.3.     OTHER  COVENANTS.

          (a)     Tax  Proration.  Ad  valorem  and  real  and tangible personal
                  --------------
property taxes with respect to the Assets or the Companies for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing Date. If the amount of such Taxes with respect to any of the Assets or the Companies for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the Taxes with respect to such Assets or the Companies for the preceding calendar year shall be used to calculate such prorations. Seller's portion of the prorated Taxes shall be applied as a credit against (thus a reduction of) the Purchase Price due from Buyer at the Closing.

          (b)     Title  Curative  Work.
                  ---------------------

               (i)  "Title Curative Work" means:

                    (A) obtaining the consent of the grantor, or successor in interest of the grantor, of an Easement or a Mexican Asset if such consent is required by the agreement creating the Easement or Mexican Asset or otherwise involving the Real Property on which any Mexican Asset is located; or

                    (B) obtaining a needed or amended agreement for an Easement or Mexican Asset if a needed or amended agreement is required to remedy a spatial gap in the Easement or Mexican Right of Way upon which the Owned Pipelines are located, to secure approval for any part of the Owned Pipelines located outside of an Easement or any other applicable Real Property boundary to remain outside such boundary or to otherwise remedy a lack of compliance with the terms and conditions of the agreement creating an

                         Easement  or  Mexican Asset or otherwise involving Real
                         Property  on  which  any  Mexican Asset is located ; or

                    (C) any other corrective curative work necessary for Buyer to receive good and indefeasible title to the Easements, Mexican Right of Way, and fee owned or leased real property interests or obtain the right to use any part of the Owned Pipelines for which Seller has no easement, right-of-way or fee owned or leased real property interest necessary to conduct the Business.

                    (ii) Such corrective curative work also includes obtaining valid rights of physical and legal ingress and egress to and from the Easements, Mexican Right of Way, any Real Property on which a Mexican Asset is located, or other fee owned or leased real property interests and from and to public systems or utility services, obtaining all approvals of Governmental Authorities (including certificates of use and occupancy, licenses, Permits, and Mexican Permits) required in connection with the ownership, use and occupation of such Easements, Mexican Right of Way, Real Property, or other fee owned or leased real property interests (to the extent such Permits, Mexican Permits, certificates and licenses are required to be in place for Buyer's ownership of the Assets and conduct of the Business and the Companies ownership and operation of the Mexican Assets), and all approvals, consents, filings and notices required to be made or given by Seller or given to Seller to effectively transfer Seller's rights to such Easements, Mexican Right of Way, Real Property, or other fee owned or leased real property interests and licenses, in each case whether or not such condition, defect or requirement was disclosed to or known to Buyer under any Schedule or otherwise.

                    (iii) Buyer shall have the right to conduct title due diligence with respect to the Real Property. Subject to
                    Section 6.3(g), if any Title Curative Work is determined by Buyer to be required prior to the Closing and the reasonably estimated cost of such Title Curative Work exceeds $60,000, then Buyer may:

                    (A) allow Seller additional time prior to Closing in which to undertake actions sufficient, in the reasonable judgment of the Buyer, to cure any such Title Defects;

                    (B) commence to negotiate with Seller a reduction in the Purchase Price so as to compensate Buyer for costs and damages which may be associated with any such Title Defects; or

                    (C) negotiate with Seller any other agreement with respect to any such Title Curative Work, including, without limitation, the retention by Seller of such Assets or Mexican Assets as a Retained Asset until such time as the Title Curative Work is completed and the placing of the corresponding portion of the Purchase Price with the Escrow Agent until the Title Curative Work is completed. Buyer's obligations to close the transaction contemplated by this Agreement shall be conditioned upon such Title Curative Work being fully cured by the Closing or, if applicable, prior to the additional time referenced in clause (A) above or Buyer and Seller having reached an agreement that permits the Closing to occur without such full cure having been completed by the Closing.

                    (iv) If Seller is unable or unwilling to perform any such Title Curative Work or if Seller and Buyer are unable to reach an agreement as contemplated under subsections (B) or
                    (C) above, then either Buyer or Seller may terminate this Agreement without any further obligation or liability of any Party hereto except the obligations set out in Section 3.1(f) above.

          (c)     Assignments  Requiring  Consents.  To  the  extent  that,  as
                  --------------------------------
necessary to complete the transaction contemplated by this Agreement, any Contract, Permit, Mexican Permit, Easement or Lease is not assignable by the terms thereof or consent to the assignment or transfer thereof cannot be obtained by Seller prior to Closing, then if Buyer elects to proceed with the Closing without obtaining such consent, such Contract, Permit, Mexican Permit, Easement or Lease shall be held by Seller in trust for Buyer and shall be performed by Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of Buyer; and at no cost to Buyer; provided, where entitlement of Buyer to such Contract, Permit, Mexican Permit, Easement or Lease is not recognized by any third Person, Seller shall, at the request of Buyer and at Buyer's expense, enforce, in a reasonable manner and under the direction and control of Buyer, any and all rights of Seller, or otherwise available under the same, against such third Person.

          (d)     Removal  of  Seller's  Name.  Within 90 days after the Closing
                  ---------------------------
Date, Buyer shall remove or cause to be removed the name Rio Vista or any variations and derivations thereof or logos relating thereto from the Assets
(including all pipeline markers) and Buyer shall not thereafter make any use whatsoever of such names or logos.

          (e)     Minimum  Requirement.
                  --------------------

               (i) The Purchase Price has been determined based on the volume and quality of (A) the LPG inventory comprising the Assets to be transferred to Buyer at the Closing and (B) the LPG in the storage operated by the Companies, being no less than the minimum levels and standards for LPG inventory set forth on Schedule 6.3(e)(i) (the "Minimum Requirement").

               (ii) To determine whether the Minimum Requirement is satisfied, Seller and Buyer shall cause the procedures described in Schedule 6.3(e)(i) to be implemented within or by the periods of time indicated in such
Schedule 6.3(e)(i). If pursuant to Schedule 6.3(e)(i) it is determined that the Minimum Requirement was not satisfied as of the Closing Effective Time, then Seller shall pay to Buyer the Deficiency Amount as described in and determined pursuant to such Schedule 6.3(e)(i), such payment to be made by Seller to Buyer within five Business Days of such determination. If pursuant to Schedule 6.3(e)(i) it is determined that the Minimum Requirement was exceeded as of the Closing Effective Time, then Buyer shall pay to Seller the Excess Amount as described in and determined pursuant to such Schedule 6.3(e)(i), such payment to be made by Buyer to Seller within five Business Days of such determination.

          (f)     Environmental  Inspection.
                  -------------------------

               (i) Until five Business Days prior to the Closing Date, Buyer shall have the right to investigate, inspect, audit, study and test the Real Property, including the soil, groundwater and all other physical features, for the existence of Environmental Conditions and violations of Environmental Laws (the "Environmental Audit"). The scope, sequence and timing of the Environmental Audit shall be at the sole discretion of Buyer. The cost and expense of the Environmental Audit shall be born by Buyer.

               (ii) Buyer may confer with Governmental Authorities and review and copy all records of Governmental Authorities with respect to the Real Property in connection with the Environmental Audit.

               (iii) If the Environmental Audit reveals, or at any time prior to Closing Buyer otherwise becomes aware of, the existence of any Environmental Condition or violation of Environmental Law which Buyer, in its sole discretion, is unwilling to accept, Buyer shall have the right and option to:

                    (A) allow Seller additional time prior to Closing (as determined by Buyer) in which to undertake actions sufficient, in the reasonable judgment of Buyer, to remedy any such Environmental Condition or violation of Environmental Law, in which case the Closing shall be postponed by such additional time period;

                    (B) attempt to negotiate with Buyer a reduction in the Purchase Price so as to compensate Buyer for costs and damages which may be associated with any such Environmental Condition or violation of Environmental Law; or

                    (C) attempt to negotiate with Buyer any other agreement with respect to any such Environmental Condition or violation of Environmental Law. Buyer's obligation to close the transaction contemplated by this Agreement shall be conditioned upon such Environmental Condition(s) and violation(s) of Environmental Law being fully remedied by the Closing or Buyer and Seller having reached an agreement that permits the Closing to occur without such full remedy having been completed by the Closing.

               (iv) If Seller is unable or unwilling to remedy any such Environmental Condition or violation of Environmental Law or if Seller and Buyer are unable to reach an agreement as contemplated under subsections (B) or (C) above, then either Buyer or Seller may terminate this Agreement without any further obligation or liability of any Party hereto except the obligations set out in Section 3.1(f) above.

          (g)     Easement Negotiation.  Seller is currently in negotiation with
                  --------------------
third party landowners for Easements and the Mexican Right of Way for the conduct of the Business as described on Schedule 6.3(g). It is the obligation of Seller to complete these negotiations and obtain the necessary Easements and the Mexican Right of Way from these third party landowners for the conduct of the Business and these obligations of Seller will be retained post Closing as described below. If Seller fails to obtain any such Easements and the Mexican Right of Way prior to the Closing, the Purchase Price shall be reduced by the amount, as mutually agreed upon by the Parties, and set forth below the description of such Easement or Mexican Right of Way on Schedule 6.3(g). Such amount by which the Purchase Price is reduced will be deposited with the Escrow Agent and upon Seller's successfully obtaining any of such Easements or Mexican Right of Way, to Buyer's satisfaction, the corresponding amount of the escrowed amount will be paid by the Escrow Agent to Seller.

          (h)     Employee  and  Benefit  Matters.
          ---------------------------------------

               (i) Seller, RVEP or any of the Companies shall make available to Buyer all U.S. Business Employees to discuss potential employment with Buyer or an Affiliate of Buyer (such entity that makes employment offers being the "Buyer Employer"). Seller shall provide Buyer with an updated list of the U.S. Business Employees within five (5) days of the date upon which any change therein has occurred. On or before the Closing Date, but effective as of the Closing Date and conditioned upon the occurrence of the Closing, Buyer shall cause the Buyer Employer to make offers of employment to the U.S. Business Employees who are employed by Seller, RVEP or any of the Companies immediately prior to the Closing Date and who are selected by the Buyer Employer in its sole discretion upon written notice to Seller at least five days prior to the Closing Date. The terms and conditions of each such offer of employment shall be on terms and conditions determined by the Buyer Employer in its sole discretion that are consistent with the provisions of this Section 6.3(h).
                    All offers of employment shall be subject to the Buyer Employer's policies concerning background and security checks and drug/substance abuse testing. As used in this Agreement, the term "U.S. Continuing Employees" means each U.S. Business Employee who accepts an offer of employment from the Buyer Employer as provided in the preceding provisions of this paragraph and reports to work and commences active duty for the Buyer Employer. The "Hire Date" for each U.S. Business Employee who accepts an employment offer from the Buyer Employer pursuant to the terms of this paragraph and who actually becomes employed by the Buyer Employer in accordance with such offer shall be the Closing Date, except with respect to those individuals to whom employment offers are made and (A) who are not

                    Actively Employed as of the Closing Date, in which case the Hire Date shall be the date upon which such individual is able to and does commence active duty with the Buyer Employer, or (B) with respect to whom Buyer and Seller have agreed will have a later Hire Date.

               (ii) For  a  period  of  not  less than one year beginning on the
                    Closing Date, Buyer shall cause the Buyer Employer to provide the U.S. Continuing Employees while employed by the Buyer Employer during such period with employee benefits on a basis substantially similar to those provided to similarly situated employees of the Buyer Employer. From and after the applicable Hire Date, for purposes of (x) eligibility to participate in, and vesting under, the employee benefit plans that are intended to be qualified under Section 401 of the Code and that are maintained after such date by the Buyer Employer and (y) eligibility and benefit determination under the vacation policies maintained by the Buyer Employer, Buyer shall cause the Buyer Employer to recognize each U.S. Continuing Employee's years of service for corresponding purposes that were credited prior to such U.S. Continuing Employee's Hire Date under the corresponding Seller Plans in which the U.S. Continuing Employee participated immediately prior to the Closing Date. Promptly after each U.S. Continuing Employee's Hire Date, Seller shall provide written notice to Buyer of such prior service credit.

              (iii) On  or  before  each  U.S. Continuing  Employee's Hire Date,
                    Seller shall (A) take any necessary action to fully vest as of such date the U.S. Continuing Employee's account balances and other accrued benefits under all Seller Plans that are intended to be qualified under Section 401 of the Code and
                    (B) take such actions, if any, as may be necessary to permit the continuation of loan repayments after such date by the U.S. Continuing Employee if he or she has an outstanding loan from any such Seller Plan as of such date. Such loan repayments shall be made directly by the U.S. Continuing Employee to the applicable Seller Plan, and shall be permitted so long as the U.S. Continuing Employee remains employed by the Buyer Employer or any of its Affiliates.

               (iv) Within  a  period not to exceed fifteen (15) days before the
                    Closing, Buyer will inform Seller of the employees of the Companies to whom Buyer will make an offer to continue employment (the "Selected Employees") after the purchase of the Shares by Buyer. The terms and conditions of each such offer of employment shall be on terms and conditions determined by Buyer in its sole discretion. Concurrent with the Closing, Seller shall terminate at its cost all employees of Companies that are not Selected Employees, and shall obtain their acknowledgement of the termination of their labor relationship with the Companies and, after the Closing, Seller shall utilize commercially reasonable efforts to obtain a full release of labor obligations as broad as possible under applicable Laws, ratified by the Federal Conciliation and Arbitration Board of Mexico or any other applicable local labor board.

               (v) Buyer and its Affiliates shall not, and from and after the Closing Date, the Companies shall not, have any responsibility or liability with respect to the Seller Plans. Any and all liabilities for severance payments and other amounts owed with respect to a Business Employee (A) who is not offered employment with Buyer, the Buyer Employer or any of their Affiliates, (B) who is otherwise not employed by Buyer, the Buyer Employer or any of their Affiliates or (C) whose employment with Seller, RVEP, the Companies and their Affiliates is terminated for any reason whatsoever shall, in each such case, remain the responsibility of Seller.

                    Nothing in this Agreement shall require or be construed or interpreted as requiring Buyer, the Buyer Employer or any of their Affiliates to continue the employment of any of their employees (including the U.S. Continuing Employees) following the Closing Date, or to prevent Buyer, the Buyer Employer or any of their Affiliates from changing the terms and conditions of employment (including compensation and benefits) of any of their employees (including the U.S. Continuing Employees) following the Closing Date. Without limiting the generality of Section 12.4, this Section 6.3(h) is not intended to confer upon any Business Employee or U.S. Continuing Employee any rights or remedies hereunder.

          (i)     Schedules. If, on the date on which this Agreement is executed
                  ---------
by all Parties hereto, any schedule to this Agreement has not been completed, then such schedule shall be completed as promptly as commercially practical and such completed schedule shall be treated as if it had been delivered on the date of this Agreement. No representation or warranty contained in this Agreement shall be deemed breached as of the date of the making of such representation or warranty by reason of the fact that the relevant schedule was incomplete as of such date provided that a complete schedule that renders true such representation or warranty is delivered pursuant to this Section 6.3(i) at least ten Business Days before the Closing.

          (j)     Removal  of  Substance  from  Tanks.     Within  60 days after
                  ------------------------------------
execution  of  this  Agreement:

               (i) Seller will remove and properly dispose of, at its sole cost and expense, any and all liquids, solids and other substances contained within the Petroleum Tanks and associated piping. Such contents and substances shall be removed by Seller and properly and legally disposed of off site. Upon removal of the contents from the Petroleum Tanks, Seller shall power wash the Petroleum Tanks and shall render them in a dry and gas free condition, suitable for inspection;

               (ii) all plastic liners located in the slop pit (and any liquids, solids and other substances contained in or on them) shall be removed and legally disposed of off site; and

              (iii) any  drums  and  their contents located on the BND Lease No.
                    3165 site shall be removed by Seller and properly and legally disposed of off site.

                                   ARTICLE VII
                                   TAX MATTERS

     SECTION  7.1.    PREPARATION AND FILING OF TAX RETURNS.  Seller shall cause
                      --------------------------------------
to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Seller Group for all periods ending on or before the Closing Date, all items of income, gain, loss, deduction or credit ("Tax Items") of the Companies that are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Taxing Authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns. The income of the Companies will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Companies as of the Closing Effective Time.

          (b) Seller shall prepare or cause to be prepared all Tax Returns of the Companies for all periods ending on or prior to the Closing Date that are filed after the Closing Date and are not described in Section 7.1(a). Seller shall deliver a copy of each such Tax Return to Buyer at least 30 days prior to the due date (including extensions) for filing such Tax Return. Buyer shall cause the Companies to timely file such Tax Returns and Seller shall pay or reimburse Buyer for all Taxes due with respect to such Tax Returns, such payment or reimbursement to occur simultaneously with the filing of such Tax Returns.

          (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Companies, Buyer shall cause such Tax Return to be prepared in a manner consistent with practices followed in prior years, except as otherwise required by Law, shall cause to be included in such Tax Return all Tax Items required to be included therein, and at least 30 days prior to the due date (including extensions) of such Tax Return shall furnish a copy of such Tax Return to Seller. Buyer shall permit Seller to review and comment on such Tax Return and shall make such revisions to such Tax Return as reasonably requested by Seller. Buyer shall cause the Companies or the relevant Company to timely file such Tax Return with the appropriate Taxing Authority, and shall be responsible for the payment of all Taxes due with respect to the post-Closing period covered by such Tax Return and Seller shall pay or reimburse Buyer for all Taxes due with respect to the pre-Closing period covered by such Tax Return, such payment or reimbursement to occur simultaneously with the filing of such Tax Returns.

          (d) For purposes of determining the Taxes attributable to a taxable period or portion thereof ending on or before the Closing Date (a "Pre-Closing Tax Period"): (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), shall be deemed equal to the amount which would be payable if the taxable period ended on and included the Closing Date; and (ii) in the case of Taxes imposed on a periodic basis or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period.

          (e) If after the Closing Date Buyer or any of the Companies receives a refund or utilizes a credit of any Tax attributable to a Pre-Closing Tax Period, Buyer shall pay to Seller within ten Business Days after such receipt an amount equal to such refund received or credit utilized (or so much of such refund or credit as relates to the portion of the taxable period ending on or before Closing Date), together with any interest received or credited thereon. Buyer shall, and shall cause the Companies to, take such action to obtain a refund or credit attributable to a Pre-Closing Tax Period or to mitigate, reduce or eliminate any Taxes that could be imposed for a Pre-Closing Tax Period (including with respect to the transaction contemplated hereby) as is reasonably requested by Seller.

     SECTION  7.2.     ACCESS  TO INFORMATION.    After the Closing Date, Seller
                       -----------------------
shall grant to Buyer (or its designees) access at all reasonable times to all of the Books and Records relating to the Companies within the possession of Seller (including work papers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns, to conduct negotiations with Taxing Authorities, and to implement the provisions of, or to investigate or defend any claims between the Parties arising under, this Agreement.

          (b) After the Closing, Buyer shall grant or cause the Companies to grant to Seller (or its designees) access at all reasonable times to all of the Books and Records relating to the Companies within the possession of Buyer or the Companies (including work papers and correspondence with Taxing Authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns, to conduct negotiations with Tax Authorities, and to implement the provisions of, or to investigate or defend any claims between Buyer and Seller arising under, this Agreement.

          (c) Each of Buyer and Seller will preserve and retain all Books and Records, as applicable, relating to any Tax Returns of or with respect to the Companies or to any claims, audits or other proceedings affecting the Companies until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

     SECTION  7.3.     SELLER'S  TAX  INDEMNIFICATION.   Seller hereby agrees to
                       -------------------------------
protect, defend, indemnify and hold harmless Buyer and the Companies from and against, and agrees to pay all Taxes of the Companies attributable to a Pre-Closing Tax Period and Taxes under Section 3.1(c).

     SECTION  7.4.     BUYER'S  TAX  INDEMNIFICATION.    Buyer hereby  agrees to
                       ------------------------------
protect, defend, indemnify and hold harmless Seller from and against, and agrees to pay, all Taxes of the Companies attributable to the time period after the Closing Date.

     SECTION  7.5.     TAX  INDEMNIFICATION  PROCEDURES.
                       ---------------------------------
          (a) If a claim ("Tax Indemnified Claim") shall be made by any Taxing Authority that, if successful, would result in the indemnification of a Party under this Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing of such fact.

          (b) The Tax Indemnifying Party shall have the right, at its sole cost, to control the defense, prosecution, settlement or compromise of the Tax Indemnified Claim, and the Tax Indemnified Party shall take such action in connection with contesting a Tax Indemnified Claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including reasonable attorneys' and accountants' fees and disbursements. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable Law) after the giving of the notice required by Section 7.5(a), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

          (c) Subject to the provisions of Section 7.5(b), the Tax Indemnified Party shall only enter into a settlement of such contest with the applicable Taxing Authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction as instructed by the Tax Indemnifying Party.

          (d) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to this Section 7.5, the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of a court or other tribunal or a final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable Taxing Authority and any recovery of legal fees from such Taxing Authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax in the year of recovery without regard to any other Tax Items).

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION

     The obligation of Buyer to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction of each of the following conditions at or prior to the Closing:

     SECTION  8.1.     ACCURACY  OF REPRESENTATIONS AND WARRANTIES.  Each of the
                       --------------------------------------------
representations and warranties of Seller contained in Article IV of this Agreement shall be true and correct, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

     SECTION 8.2.     PERFORMANCE OF COVENANTS.  Seller shall have performed and
                      -------------------------
complied, in all material respects, with the covenants and provisions of this Agreement, including, without limitation those in Section 6.1 and those in
Section 6.3, required herein to be performed or complied with by Seller between the date hereof and the Closing Date.

     SECTION  8.3.     OFFICERS'  CERTIFICATES.  Buyer  shall  have  received
                       ------------------------
certificates from Rio to the effect set forth in Sections 8.1 and 8.2 hereof, dated as of the Closing Date, signed by a duly authorized officer of Rio -GP.

     SECTION  8.4.     NO  ORDER.  No  Order  shall  be  in  effect prohibiting,
                       ----------
enjoining or restraining the consummation of the transaction contemplated in this Agreement.

     SECTION  8.5.     CERTIFIED  RESOLUTIONS.  Buyer  shall  have  received  a
                       -----------------------
certificate of the Secretary or an Assistant Secretary of Rio GP, dated as of the Closing Date, setting forth the resolutions of the Board of Managers of Rio and Rio GP, respectively, authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     SECTION  8.6.     SECRETARY'S  CERTIFICATE.  Buyer  shall  have  received a
                       -------------------------
certificate of the Secretary or an Assistant Secretary of Rio GP attesting as to the incumbency and signature of each director or officer of Rio who shall execute this Agreement.

     SECTION  8.7.     UNITHOLDER  APPROVAL.
                       ---------------------

               Holders of a majority of the outstanding common units of RVEP shall have approved the principal terms of this Agreement and the transaction contemplated hereby, as required by applicable law and the partnership agreement of RVEP.

     SECTION 8.8.     CONSENTS.  Each of the consents identified in Schedule 4.3
                      ---------
shall have been obtained, including, but not limited to, the consent by BND to the assignment to Buyer of any Lease or Easement located on BND Real Property, in accordance with the forms of assignment included in Schedules 8.8-A, 8.8-B and 8.8-C.

     SECTION  8.9.     LIENS  AND  SECURED  DEBT.
                       --------------------------

          All Liens on the Assets, the Mexican Assets and the Shares securing any obligations under or with respect to the Secured Debt Facility shall have been released and terminated and copy of the documents evidencing such release and termination shall have been provided to Buyer. Similarly, with the exception of the Inter-Company Debt owing to Seller and its Affiliates, any Liens on the Assets, Mexican Assets or the Shares, including, without limitation those of the Lenders, shall have been released and terminated and copy of the documents evidencing such release and termination shall have been provided to Buyer.

     SECTION 8.10.     PMI CONTRACT.  Seller and PMI shall have entered into the
                       -------------
PMI Contract and PMI shall have approved of the assignment of the contract by Seller to Buyer.

     SECTION  8.11.     DUE  DILIGENCE.  Buyer  shall  have  completed  its  due
                        ---------------
diligence within five Business Days of the Closing Date and shall be satisfied, in its sole discretion, with the results of all due diligence conducted by Buyer with respect to Seller, the Business, the Assets, the Mexican Assets and the Companies, including, without limitation, with respect to all matters pertaining to financial assumptions, title to Real Property, and environmental, labor, regulatory, accounting, business practices, transparency and corporate governance issues.

     SECTION  8.12.     AUTHORIZATION TO ASSIGN.  Seller shall have delivered to
                        ------------------------
Buyer certified copies of the corporate resolutions adopted by the General Shareholders' and/or Members' Meeting of the Companies, as applicable, authorizing the transfer of Shares and/or Equity Interests in accordance with the terms of this Agreement, and admitting Buyer or its designated

Affiliate(s), as applicable, as new shareholders or members of such Companies, in form and substance reasonably satisfactory to Buyer.

     SECTION 8.13.     GOVERNMENT APPROVALS. Seller and Buyer and, to the extent
                       ---------------------
applicable, the Companies shall have obtained, if required under applicable Laws based on the characteristics of the transaction and the Parties, clear, unconditional authorization of the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission for the acquisition of the Shares. In addition, Seller, Buyer and, to the extent applicable, the Companies shall have obtained all other applicable approvals (including without limitation all applicable Permits and Mexican Permits and all applicable transfer, issuance or re-issuance of Permits and Mexican Permits) of Governmental Authorities (i) required in connection with the sale and transfer to, and the purchase, ownership and operation by, the Buyer or an Affiliate of the Buyer of the Assets, Mexican Assts and the Shares, as applicable, and (ii) required in order for the Companies to conduct the Business in Mexico notwithstanding the change in ownership of the Companies which shall occur as a result of this Agreement.

     SECTION  8.14.     BUSINESS  EMPLOYEES.  The Business Employees, other than
                        --------------------
the Selected Employees and U.S. Continuing Employees who have accepted the offer of employment made by Buyer, shall be terminated on the Closing Date in accordance with Section 6.3(h).

     SECTION  8.15.  POM  MEXICAN  PERMIT.
                     ---------------------

               Seller and Buyer shall have obtained the single Mexican Permit as set forth in Section 6.1(b) and such single Mexican Permit shall allow the Companies, when owned by Buyer or an Affiliate of Buyer, as contemplated by this Agreement, to own all of the Mexican Assets and to operate with all of the requisite Mexican Permits.

     SECTION  8.16.  TERGAS  ENVIRONMENTAL  PERMIT.
                     -----------------------------

               Seller shall have obtained an environmental Permit, without any cited deficiencies, sufficient to allow for the continued operation of the Mexican Terminal Site.


     SECTION  8.17.     RIGHTS.
                        ------

               Seller prior to Closing shall have exercised its rights and option and purchased the shares of Tergas.

     SECTION  8.18.     CONCURRENT  CLOSING  WITH  PENN.
                        -------------------------------

               The concurrent Closing of the Purchase and Sale Agreement between Penn and Buyer must take place.

     SECTION  8.19.     NO  CHANGE  IN  LAW.
                        -------------------

               No Law, Order or Tax that was not in force as of the date of the execution of this Agreement shall have been adopted or imposed (or shall be reasonably imminent in being adopted or imposed), and no increase in rates of taxation shall have occurred (or shall be reasonably imminent in occurring) after the date of execution of this Agreement, that, in any such event, would reasonably be expected to result in any Material Adverse Effect.

                                   ARTICLE IX
                   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION

     The obligation of Seller to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction of each of the following conditions at or prior to the Closing:

     SECTION  9.1.     ACCURACY  OF  REPRESENTATIONS AND WARRANTIES. Each of the
                       ---------------------------------------------
representations and warranties of Buyer contained in Article V of this Agreement shall be true and correct, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

     SECTION  9.2.     PERFORMANCE OF COVENANTS.  Buyer shall have performed and
                       -------------------------
complied, in all material respects, with the covenants and provisions in this Agreement, including, without limitation those in Sections 6.2 and 6.3, required herein to be performed or complied with by Buyer between the date hereof and the Closing Date.

     SECTION  9.3.     OFFICER'S  CERTIFICATE.  Seller  shall  have  received  a
                       -----------------------
certificate from Buyer to the effect set forth in Sections 9.1 and 9.2 hereof, dated as of the Closing Date, signed by a duly authorized officer of Buyer.


     SECTION  9.4.     NO  ORDER.  No  Order  shall  be  in  effect prohibiting,
                       ----------
enjoining or restraining the consummation of the transaction contemplated in this Agreement.

     SECTION  9.5.     CERTIFIED  RESOLUTIONS.  Seller  shall  have  received  a
                       -----------------------
certificate of a duly authorized officer of Buyer, dated as of the Closing Date, setting forth the resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     SECTION  9.6.     SECRETARY'S  CERTIFICATE.  Seller  shall  have received a
                       -------------------------
certificate of the Secretary or an Assistant Secretary of Buyer attesting as to the incumbency and signature of each officer of Buyer who shall execute this Agreement.

     SECTION  9.7.     NO  CHANGE  IN  LAW.
                       -------------------

               No Law, Order or Tax that was not in force as of the date of the execution of this Agreement shall have been adopted or imposed (or shall have be reasonably imminent in being adopted or imposed), and no increase in rates of taxation shall have occurred (or shall be reasonably imminent in occurring) after the date of execution of this Agreement, that, in any such event, would reasonably br expected to result in a Material Adverse Effect.

     SECTION  9.8.     UNITHOLDER  APPROVAL.
                       ---------------------

               Holders of a a majority of the outstanding common units of RVEP shall have approved the principal terms of this Agreement and the transaction contemplated hereby, as required by applicable law and the partnership agreement of RVEP. In addition, holders of a majority of the outstanding common units of RVEP shall have approved an amendment of the partnership agreement of RVEP to prevent the dissolution of RVEP upon the Closing.

                                    ARTICLE X
                                   TERMINATION

     SECTION  10.1.     TERMINATION  OF  AGREEMENT.  Anything  herein  to  the
                        ---------------------------
contrary notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time before the Closing Date as follows:

          (a)     By  mutual  written  consent  of  Seller  and  Buyer;

          (b) By Seller or Buyer, if the Closing shall not have occurred prior to or on October 31, 2005 (which date may be extended in writing by the mutual agreement of Seller and Buyer);

          (c) By Seller or Buyer, if consummation of the transaction contemplated hereby would violate any non-appealable final Order of a Governmental Authority having competent jurisdiction; or

          (d) By Buyer at any time within five (5) Business Days following completion of any schedule to this Agreement pursuant to Section 6.3(i) if Buyer is not satisfied with the contents of any Schedule; provided, however, that Seller is afforded at least three business days before termination of this Agreement to (i) provide a Schedule satisfactory to Buyer or (ii) provide a monetary remedy.

          (e) By the Seller if the Seller has, in accordance with the terms of Section 6.1(e)(i)(3) above, entered into an agreement to consummate a Superior Proposal. If the Seller terminates this Agreement pursuant to this
Section 10.1(e), the Seller shall pay the Buyer a termination fee of $700,000 within 60 days after such termination; provided that in no event shall the Seller be required to pay such fee if, immediately prior to the termination of this Agreement, the Buyer was in material breach of its obligations under this Agreement.

     SECTION  10.2.     EFFECT OF TERMINATION.    If  this  Agreement  shall  be
                        -----------------------
terminated pursuant to Section 10.1, all further obligations of the Parties shall terminate without further liability of any Party to another (except for the obligations outlined in Section 3.1(f) and Section 10.1(e) as the case may
be) and each Party shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, the obligations of Buyer under the Buyer Confidentiality Agreement shall survive any such termination.

          (b) Notwithstanding Section 10.2(a), if all conditions precedent to the obligations of a Party set forth in Article VIII or Article IX (as applicable) have been met (or the non-breaching Party is ready, willing and able to satisfy such conditions) and the Closing does not occur on or before the date specified in Section 10.1(b) because of the other Party being in breach of any of its representations, warranties or obligations hereunder, then the breaching Party shall remain liable for the breach of such representations, warranties and obligations.

                                   ARTICLE XI
                                 INDEMNIFICATION

     SECTION  11.1.     SELLER  INDEMNIFICATION.  Subject to the limitations set
                        ------------------------
forth in this Article XI, if the Closing occurs, then from and after the Closing Date Seller shall indemnify and hold Buyer and Buyer's Affiliates (including the Companies) and their respective officers, directors, partners, members, employees and agents thereof harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

               (i) any breach of any representation or warranty of Seller contained in Article IV or any inaccuracy in the certificate delivered to Buyer pursuant to Section 8.3,

               (ii) any breach of any agreement or covenant on the part of Seller contained in this Agreement,

               (iii) any Losses arising out of any act, event or omission occurring prior to the Closing Date (and not otherwise constituting an Assumed Liability) in the conduct by Seller, RVEP or any of the Companies of the Business, including, without limitation, legal, tax, title and ownership issues, and

               (iv)     the  Retained  Liabilities.

          (b) The foregoing shall not apply to any breach of Seller's representations and warranties set forth in Section 4.10, or to any breach of Seller's covenants set forth in Article VII, it being agreed and understood that Buyer's sole and exclusive remedies for any matters relating to Taxes shall be as provided in Article VII.

     SECTION  11.2.     BUYER  INDEMNIFICATION.  Subject  to the limitations set
                        -----------------------
forth in this Article XI, if the Closing occurs, then from and after the Closing Date Buyer shall indemnify and hold Seller and Seller's Affiliates and their respective officers, directors, members, partners, employees and agents thereof harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

               (i) any breach of any representation or warranty of Buyer contained in this Agreement or any inaccuracy in the certificate delivered to Seller pursuant to Section 9.3,

               (ii) the breach of any agreement or covenant on the part of Buyer contained in this Agreement,

               (iii) any Losses arising out of any act, event or omission occurring after the Closing Date (and not otherwise constituting a Retained Liability) in the conduct by Buyer, Buyer's Affiliates or the Companies of their Business or operation of the Assets or the Mexican Assets, and

               (iv)     the  Assumed  Liabilities.

          (b) The foregoing shall not apply to any breach of Buyer's covenants set forth in Article VII, it being agreed and understood that Seller's sole and exclusive remedies for matters relating to Taxes shall be as provided in Article VII.


     SECTION  11.3.     INDEMNIFICATION PROCEDURES. If any third Person (i.e., a
                        ---------------------------
Person other than a Party or any Affiliate of a Party) asserts any claim against a Party which, if successful, would entitle the Party to indemnification under this Article XI (the "Indemnified Party"), it shall give notice of such claim to the Party from whom it intends to seek indemnification (the "Indemnifying Party") and the Indemnifying Party shall have the right to assume the defense of such claim at its expense. If the Indemnifying Party does assume such defense, it shall indemnify and hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim. In addition, the Indemnified Party shall have the right to participate in the defense of such claim at its expense, in which case (a) the Indemnifying Party shall cooperate in providing information to and consulting with the Indemnified Party about the claim, and (b) the Indemnifying Party shall not consent to the entry of judgment or enter into any settlement without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. If the Indemnifying Party fails to assume the defense of any such claim, the Indemnified Party may defend against or settle such claim and the Indemnifying Party shall be liable for any settlement of any such claim.

     SECTION  11.4.     LIMITS  ON INDEMNIFICATION.  Notwithstanding anything to
                        ---------------------------
the  contrary  contained  in  this  Agreement:

          (a) Seller shall not have any obligation to provide indemnification for Losses pursuant to Section 11.1 except to the extent that the aggregate amount of all such Losses exceeds $300,000, in which case Seller shall be liable to Buyer only for such Losses in excess of $300,000 (the "Basket Amount"). The maximum obligation of Seller to provide indemnification for all Losses pursuant to Section 11.1 shall be limited to an amount equal to the Purchase Price. Notwithstanding the foregoing, the Basket Amount and such liability cap will not apply with respect to any breach of Seller's representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.18.

          (b) Buyer shall not have any obligation to provide indemnification for Losses indemnified pursuant to Section 11.2 except to the extent that the aggregate amount of all such Losses exceeds the Basket Amount, in which case Buyer shall be liable to Seller only for such Losses in excess of the Basket Amount. The maximum obligation of Buyer to provide indemnification for Losses pursuant to Section 11.2 shall be limited to an amount equal to the Purchase Price. Notwithstanding the foregoing, the Basket Amount and such liability cap will not apply with respect to any breach of Buyer's representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.5 and 5.7.

          (c) Seller shall not have any obligation to provide indemnification hereunder for any Losses pursuant to Sections 11.1 unless a written notice of claim specifying in reasonable detail the specific nature and basis of the Losses and the estimated amount of such Losses is delivered to Seller prior to 5:00 p.m., Houston, Texas time, on the third anniversary of the Closing Date. Buyer shall not have any obligation to provide indemnification hereunder for any Losses unless a written notice of claim specifying in reasonable detail the specific nature and basis of the Losses and the estimated amount of such Losses is delivered to Buyer prior to 5:00 p.m., Houston, Texas time, on the third anniversary of the Closing Date.

          (d) For purposes of determining Losses in order to calculate the Basket Amount and determine rights to indemnification under this Article XI, the representations and warranties set forth in Articles IV and V shall be read without giving effect to any Materiality Requirement set forth therein. As used in this Agreement, a "Materiality Requirement" shall mean any requirement in a representation or warranty that a condition, event or state of fact be "material," correct or true in "all material respects," have a "Material Adverse Effect," or be or not be "reasonably expected to have a Material Adverse Effect" (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

     SECTION 11.5.    CERTAIN DAMAGES. NEITHER PARTY NOR ANY OF THEIR RESPECTIVE
                      ----------------
AFFILIATES OR REPRESENTATIVES SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OF ITS AFFILIATES OR REPRESENTATIVES FOR PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON CONTRACT, TORT, STRICT LIABILITY, VIOLATION OF LAW, OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE; PROVIDED, THE FOREGOING SHALL NOT APPLY TO ANY SUCH DAMAGES FINALLY DETERMINED TO BE PAYABLE TO A THIRD PERSON PURSUANT TO A CLAIM COVERED BY THE INDEMNITY PROVIDED PURSUANT TO ARTICLE XI.

     SECTION  11.6     EXCLUSIVE  REMEDY.
                       ------------------

               Except for the tax indemnification provisions of Article VII, if the Closing occurs, the sole and exclusive remedy of each of Buyer and Buyer's Affiliates, and Seller and Seller's Affiliates, with respect to the purchase and sale of the Assets and the Shares shall be pursuant to the express indemnification provisions of this Article XI and any and all (a) claims relating to the representations, warranties, covenants and agreements contained in this Agreement, (b) other claims pursuant to or in connection with this Agreement, or (c) other claims relating to the Assets and the Shares shall be subject to the provisions set forth in this Article XI.

               Except for claims made pursuant to the express indemnification provisions of this Article XI, Buyer on behalf of each of Buyer and Buyer's
Affiliates  shall  be  deemed  to
have waived, to the fullest extent permitted under applicable law, any right of contribution against Seller and Seller's Affiliates and any and all rights, claims and causes of action it may have against Seller or any of Seller's Affiliates, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.

               Except for claims made pursuant to the express indemnification provisions of this Article XI, Seller on behalf of each of Seller or any of Seller's Affiliates shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Buyer or any of Buyer's Affiliates and any and all rights, claims and causes of action it may have against Buyer or any of Buyer's Affiliates, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.

                                   ARTICLE XII
                                     GENERAL

     SECTION 12.1.     AMENDMENTS. This Agreement may only be amended by written
                       -----------
instrument  executed  by  Buyer  and  Seller.

     SECTION 12.2.     WAIVERS. The observance of any term of this Agreement may
                       --------
be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in a written instrument signed by the Party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement, nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

     SECTION  12.3.     NOTICES. Any notices or other communications required or
                        --------
permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a)  If to Seller, to:

          Charles Handly
          Rio Vista Operating Partnership L.P.
          820 Gessner,   Suite 1285
          Houston, Texas 77024

          With a copy (which shall not constitute effective notice) to:
          Ian Bothwell
          Penn Octane Corporation
          840 Apollo Street  Ste 313
          El  Segundo,  CA  90245


          (b)  If to Buyer, to:

          TransMontaigne Product  Services  Inc.
          Attn:  President
          1670 Broadway, Suite 3100
          Denver,  Colorado  80202

     SECTION  12.4.     SUCCESSORS  AND  ASSIGNS.   Parties  in  Interest.  This
                        -------------------------
Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other Party, and any purported assignment made without such written consent shall be void; provided, Buyer shall have the right to designate one or more of its Affiliates (including TransMontaigne Partners L.P.) to be transferee(s) at the Closing of all or any part of the Assets or the Shares. Except as expressly contemplated by Sections 11.1 and 11.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties and their respective successors, legal representatives, and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

     SECTION  12.5.     SEVERABILITY.  If any provision of this Agreement or the
                        -------------
application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal, and enforceable and that achieves the same objective.

     SECTION  12.6.     ENTIRE AGREEMENT. This Agreement (including the Exhibits
                        -----------------
and Schedules hereto and the documents and instruments executed and delivered in connection herewith) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith;
provided, the Buyer Confidentiality Agreement shall remain in full force and effect according to its terms until the Closing. All Exhibits and Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

     SECTION  12.7.     GOVERNING  LAW, CONSENT TO JURISDICTION.  THIS AGREEMENT
                        ----------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Each Party irrevocably submits to the jurisdiction of any Texas state court or any federal court sitting in Houston, Texas in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such Houston, Texas state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by Law, that final and un-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Each Party waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers set forth in this Section12.7.

     SECTION 12.8.     EXPENSES. Each of the Parties shall bear its own expenses
                       ---------
(including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transaction contemplated hereby.

     SECTION  12.9.     RELEASE  OF  INFORMATION;  CONFIDENTIALITY.  The Parties
                        -------------------------------------------
shall cooperate with each other in releasing information concerning this Agreement and the transaction contemplated hereby. No press releases or other public announcements concerning the transaction contemplated by this Agreement shall be made by any Party without prior consultation with, and agreement of, the other Party, except for any legally required communication by any Party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text. At the Closing the Buyer Confidentiality Agreement shall be deemed terminated without any further action of the Parties.

     SECTION  12.10.     JOINT AND SEVERAL.  The obligations of Seller under and
                         ------------------
pursuant to this Agreement shall be joint and several obligations of Rio, RVEP and the Companies.

     SECTION  12.11.     CERTAIN  CONSTRUCTION  RULES.  The  article and section
                         -----------------------------
headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary,
(a)all references to days, months or years shall be deemed references to calendar days, months or years, and (b)any reference to a "Section," "Article," or "Schedule" shall be deemed to refer to a section or article of this Agreement or a schedule attached to this Agreement. The words "hereof," "herein," "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. The term "including" shall mean "including without limitation."

     SECTION  12.12.     SURVIVAL.  The  representations,  warranties, covenants
                         ---------
and agreements of the Parties set forth herein or in any certificate delivered pursuant to the terms hereof shall survive the Closing, and such representations and warranties shall be subject to the provisions of Article XI.

     SECTION 12.13.     COUNTERPARTS. This Agreement may be executed in multiple
                        -------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on the Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart.

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                                       51

     IN WITNESS WHEREOF, this Purchase and Sale Agreement has been duly executed as of the date first above written.

                                 SELLER:

                                 RIO VISTA OPERATING PARTNERSHIP, L.P.


                                 By: Rio Vista Operating GP LLC, general partner


                                 By:    /s/  Charles  Handly
                                    --------------------------------------------
                                 Name:  Charles  Handly
                                 Title: President


                                 PENN OCTANE INTERNATIONAL, LLC


                                 By:    /s/  Ian  T.  Bothwell
                                    --------------------------------------------
                                 Name:  Ian  T.  Bothwell
                                 Title: Manager


                                 BUYER:


                                 TRANSMONTAIGNE PRODUCT SERVICES INC.


                                 By:    /s/  William  S.  Dickey
                                    --------------------------------------------
                                 Name:  William  S.  Dickey
                                 Title: President